Exhibit 10.17

                                CREDIT AGREEMENT
                           dated as of March 26, 1996
                                      among
                             CUC INTERNATIONAL INC.
                               the Banks signatory
                                     hereto

                         THE CHASE MANHATTAN BANK, N.A.,
                                BANK OF MONTREAL,
                   MORGAN GUARANTY TRUST COMPANY OF NEW YORK,


                                       and

                            THE SAKURA BANK, LIMITED

                                  as Co-Agents

                                       and
                          THE CHASE MANHATTAN BANK,N.A.
                             as Administrative Agent

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                                Table of Contents


ARTICLE 1 DEFINITIONS; ACCOUNTING TERMS.

      Section   1.1     Definitions
      Section   1.2     Accounting Terms
      Section   1.3     Rules of Interpretation

ARTICLE 2 THE CREDIT.

      Section   2.1     The Loans
      Section   2.2     The Notes
      Section   2.3     Purpose
      Section   2.4     Borrowing Procedures
      Section   2.5     Prepayments and Conversions
      Section   2.6     Interest Periods; Renewals
      Section   2.7     Changes of Commitments
      Section   2.8     Certain Notices
      Section   2.9     Minimum Amounts
      Section   2.10    Interest
      Section   2.11    Fees
      Section   2.12    Payments Generally
      Section   2.13    Margin for Eurodollar Loans
      Section   2.14    Facility Fee Rate

ARTICLE 3 YIELD PROTECTION; ILLEGALITY; ETC.

      Section   3.1     Additional Costs
      Section   3.2     Limitation on Types of Loans
      Section   3.3     Illegality
      Section   3.4     Certain Conversions Pursuant to Sections 3.1 and 3.3
      Section   3.5     Certain Compensation

ARTICLE 4 CONDITIONS PRECEDENT.

      Section   4.1     Initial Conditions Precedent
      Section   4.2     Additional Conditions Precedent
      Section   4.3     Deemed Representations

ARTICLE 5 REPRESENTATIONS AND WARRANTIES.

      Section   5.1     Incorporation, Good Standing and Due Qualification
      Section   5.2     Corporate Power and Authority; No Conflicts
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      Section   5.3     Legally Enforceable Agreements
      Section   5.4     Litigation
      Section   5.5     Financial Statements
      Section   5.6     Ownership and Liens
      Section   5.7     Taxes
      Section   5.8     ERISA
      Section   5.9     Material Subsidiaries and Ownership of Stock
      Section   5.10    Credit Arrangements
      Section   5.11    Operation of Business
      Section   5.12    Hazardous Materials
      Section   5.13    No Default on Outstanding Judgments or Orders
      Section   5.14    No Defaults on Other Agreements
      Section   5.15    Labor Disputes and Acts of God
      Section   5.16    Governmental Regulation
      Section   5.17    Insurance
      Section   5.18    Intellectual Property

ARTICLE 6 AFFIRMATIVE COVENANTS.

      Section   6.1     Maintenance of Existence
      Section   6.2     Conduct of Business
      Section   6.3     Maintenance of Properties
      Section   6.4     Maintenance of Records
      Section   6.5     Maintenance of Insurance
      Section   6.6     Compliance with Laws
      Section   6.7     Right of Inspection
      Section   6.8     Reporting Requirements
      Section   6.9     Payment of Taxes and Other Potential
                        Charges and Priority Claims
      Section   6.10    ERISA Plans

ARTICLE 7 NEGATIVE COVENANTS.
      Section   7.1     Debt
      Section   7.2     Liens
      Section   7.3     Investments
      Section   7.4     Sale of Assets
      Section   7.5     Stock of Subsidiaries, Etc.
      Section   7.6     Transactions with Affiliates
      Section   7.7     Mergers, Etc.
      Section   7.8     Acquisitions

ARTICLE 8 FINANCIAL COVENANTS.

      Section   8.1     Minimum Net Worth
      Section   8.2     Leverage Ratio
      Section   8.3     Interest Coverage Ratio

ARTICLE 9 EVENTS OF DEFAULT.

      Section   9.1     Events of Default
      Section   9.2     Remedies

ARTICLE 10 THE ADMINISTRATIVE AGENT; RELATIONS AMONG BANKS AND BORROWER.

      Section 10.1      Appointment, Powers and Immunities of
                           Administrative Agent
      Section 10.2      Reliance by Administrative Agent
      Section 10.3      Defaults
      Section 10.4      Rights of Administrative Agent as a Bank
      Section 10.5      Indemnification of Administrative Agent
      Section 10.6      Documents
      Section 10.7      Non-Reliance on Administrative Agent and Other Banks
      Section 10.8      Failure of Administrative Agent to Act
      Section 10.9      Resignation or Removal of Administrative Agent
      Section 10.10     Amendments Concerning Agency Function
      Section 10.11     Liability of Administrative Agent
      Section 10.12     Transfer of Agency Function
      Section 10.13     Non-Receipt of Funds by the Administrative Agent
      Section 10.14     Withholding Taxes
      Section 10.15     Several Obligations and Rights of Banks
      Section 10.16     Pro Rata Treatment of Loans, Etc.
      Section 10.17     Sharing of Payments Among Banks

ARTICLE 11 MISCELLANEOUS
      Section 11.1      Amendments and Waivers
      Section 11.2      Usury
      Section 11.3      Expenses; Taxes
      Section 11.4      Survival
      Section 11.5      Assignment; Participations
      Section 11.6      Notices
      Section 11.7      Setoff
      Section 11.8      Indemnification; Exoneration
      Section 11.9      Jurisdiction; Immunities
      Section 11.10     Table of Contents; Headings

      Section 11.11     Severability
      Section 11.12     Counterparts
      Section 11.13     Integration
      Section 11.14     Governing Law
      Section 11.15     Confidentiality
      Section 11.16     Treatment of Certain Information
      Section 11.17     Changes in Accounting Principles
      Section 11.18     Independence of Covenants
      Section 11.19     Time of the Essence

EXHIBITS

      Exhibit A         Syndicated Note
      Exhibit B         Money Market Note
      Exhibit C         Money Market Confirmation
      Exhibit D-1       Money Market Quote -- LIBOR Auction
      Exhibit D-2       Money Market Quote -- Set Rate Auction
      Exhibit E-1       Money Market Quote Request -- LIBOR Market Loans
      Exhibit E-2       Money Market Quote Request -- Set Rate Loans
      Exhibit F         Authorization Letter
      Exhibit G         Confidentiality Agreement
      Exhibit H         Opinion of Counsel for Borrower
      Exhibit I         Notice of Borrowing
      Exhibit J         Financial Covenants Compliance Report

SCHEDULES

      Schedule 5.5      Financial Statements
      Schedule 5.7      Taxes
      Schedule 5.8      ERISA
      Schedule 5.9      Subsidiaries of Borrower
      Schedule 5.10     Credit Arrangements
      Schedule 5.12     Hazardous Materials
      Schedule 5.17     Insurance
      Schedule 7.2      Liens

     CREDIT AGREEMENT dated as of March 26, 1996 among CUC INTERNATIONAL INC., a corporation organized under the laws of the State of Delaware (the "Borrower"), each of the banks which is a signatory hereto (individually a "Bank" and collectively the "Banks"), THE CHASE MANHATTAN BANK, N.A., BANK OF MONTREAL, MORGAN GUARANTY TRUST COMPANY OF NEW YORK and THE SAKURA BANK, LIMITED, as agents for the Banks (collectively, in such capacity, the "Co-Agents") and THE CHASE MANHATTAN BANK, N.A., as administrative agent for the Banks (in such capacity, together with its successors in such capacity, the "Administrative Agent").

     The Borrower desires that the Banks extend credit as provided herein and the Banks are prepared to extend such credit. Accordingly, the Borrower, the Banks, the CoAgents and the Administrative Agent agree as follows:

     ARTICLE 1. DEFINITIONS; ACCOUNTING TERMS.

     Section 1.1 Definitions. As used in this Agreement the following terms have the following meanings (terms defined in the singular to have a correlative meaning when used in the plural and vice versa):

     "Acceptable Acquisition" means any Acquisition satisfying all of the following conditions:

     (a) no Default or Event of Default exists or is continuing and no Default or Event of Default would result from such Acquisition;

     (b) the business or Person acquired directly or indirectly is involved in the provision of consumer goods or services, which shall include the primary types of businesses conducted by the Borrower and its Subsidiaries as of the date hereof;

     (c) on a consolidated basis with the acquired business or Person, the ratio of (a) Debt of the Borrower together with the Debt of such acquired business or Person outstanding on the date of such Acquisition to (b) EBITDA of the Borrower and such acquired business or Person, such EBITDA measured: (i) on a trailing four quarters basis as of the end of the immediately preceding fiscal quarter and (ii) as if such acquired business or Person was owned by the Borrower or any Subsidiary during such four quarter period, shall not exceed 3.0 to 1.0;

     (d) the Borrower, on a consolidated basis with the acquired business or Person , would have been in compliance with the financial covenants contained in
Article 8 on a trailing four quarters basis as of the end of the immediately preceding fiscal quarter and as if such acquired business or Person was owned by the Borrower or any Subsidiary during such four quarter period; and

     (e) the Borrower has provided computations showing compliance with subsections (c) and (d) above to the Administrative Agent upon its request. The Administrative Agent shall provide copies of such computations to the Banks following its receipt thereof.

     Notwithstanding the foregoing, an Acquisition for less than $15,000,000 in Total Consideration which does not satisfy subsection (b) above shall be deemed an Acceptable Acquisition if it satisfies the remaining subsections above.

     "Acquisition" means any transaction or series of related transactions pursuant to which the Borrower or any of its Subsidiaries (a) acquires 50% or more of the equity securities (or warrants, options or other rights to acquire such securities) of any Person other than the Borrower or any Person which is not then a Subsidiary of the Borrower, pursuant to a solicitation of tenders therefor, or in one or more negotiated block, market or other transactions not involving a tender offer, or a combination of any of the foregoing, or (b) makes any Person a Subsidiary of the Borrower, or causes any such Person to be merged into the Borrower or any of its Subsidiaries, in any case pursuant to a merger, purchase of assets or any reorganization providing for the delivery or issuance to the holders of such Person's then outstanding securities, in exchange for such securities, of cash or securities of the Borrower or any of its Subsidiaries, or a combination thereof, or (c) purchases all or substantially all of the business or assets of any Person, or (d) otherwise acquires or establishes Control over a Person.

     "Affiliate" means any Person: (a) which directly or indirectly Controls, or is Controlled by, or is under common Control with, the Borrower or any of its Subsidiaries; (b) which directly or indirectly beneficially owns or holds 10% or more of any class of voting stock of the Borrower or any such Subsidiary; (c) 10% or more of the voting stock of which is directly or indirectly beneficially owned or held by the Borrower or such Subsidiary; or (d) which is a partnership in which the Borrower or any of its Subsidiaries is a general partner.

     "Agreement" means this Credit Agreement, as amended or supplemented from time to time. References to Articles, Sections, Exhibits, Schedules and the like refer to the Arti cles, Sections, Exhibits, Schedules and the like of this Agreement unless otherwise indicated.

     "Authorization Letter" means the letter agreement executed by the Borrower in the form of Exhibit F.

     "Banking Day" means any day on which commercial banks are not authorized or required to close in New York City and whenever such day relates to a LIBO Rate Loan or notice with respect to any LIBO Rate Loan, a day on which dealings in Dollar deposits are also carried out in the London interbank market.

     "Capital Lease" means any lease which has been or should be capitalized on the books of the lessee in accordance with GAAP.

     "Cash Equivalent Investments" means any of the following, to the extent acquired for investment and not with a view to achieving trading profits: (a) obligations fully backed by the full faith and credit of the United States of America maturing not in excess of twelve months from the date of acquisition,
(b) commercial paper maturing not in excess of twelve months from the date of acquisition and rated "P-1" by Moody's or "A-1" by S&P on the date of such acquisition, (c) the following obligations of any Bank or any domestic commercial bank having capital and surplus in excess of $500,000,000, which has, or the holding company of which has, a commercial paper rating meeting the requirements specified in clause (b) above: (i) time deposits, certificates of deposit and acceptances maturing not in excess of twelve months from the date of acquisition, or (ii) repurchase obligations with a term of not more than thirty
(30) days for underlying securities of the type referred to in clause (a) above,
(d) money market funds that invest exclusively in interest bearing, shortterm money market instruments: (i) having an average remaining maturity of not more than twelve months and (ii) (A) rated at least "P1" by Moody's or "A-1" by S&P or (B) which are issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof, and (f) municipal securities: (i) for which the pricing period in effect is not more than twelve months long and (ii) rated at least "P-1" by Moody's or "A-1" by S&P.

     "Closing Date" means the date this Agreement has been executed by the Borrower, the Banks, the CoAgents and the Administrative Agent.

     "Code" means the Internal Revenue Code of 1986, as amended from time to time.

     "Commitment" means, with respect to each Bank, the obligation of such Bank to make its Loans under this Agreement in the aggregate principal amount following, as such amount may be reduced or otherwise modified from time to time:

            The Chase Manhattan Bank, N.A.:                  $60,000,000;
            Bank of Montreal:                                $50,000,000;
            Morgan Guaranty Trust Company of New York:       $50,000,000;
            The Sakura Bank, Limited:                        $50,000,000;
            ABN AMRO Bank N.V. New York Branch:              $25,000,000;
            The Bank of New York:                            $25,000,000;
            First American National Bank:                    $25,000,000;
            First Union National Bank:                       $25,000,000;
            Fleet National Bank of Connecticut:              $25,000,000;
            The Industrial Bank of Japan Trust Company:      $25,000,000;
            Mellon Bank, N.A.:                               $25,000,000;
            The Mitsubishi Bank, Limited:                    $25,000,000;

            Royal Bank of Canada:                            $25,000,000;
            The Sanwa Bank, Ltd.:                            $25,000,000;
            The Sumitomo Bank, Limited, New York Branch:     $25,000,000;
            The Fuji Bank, Limited New York Branch:          $15,000,000;

            Total:                                          $500,000,000.

     "Consolidated Subsidiary" means any Subsidiary of a Person whose accounts are or are required to be consolidated with the accounts of such Person in accordance with GAAP.

     "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

     "Debt" means, with respect to any Person at any date (without duplication):
(a) indebtedness created, issued, incurred or assumed by such Person for borrowed money or evidenced by bonds, debentures, notes or similar instruments;
(b) all obligations of such Person to pay the deferred purchase price of property or services six (6) months or more from the date of the occurrence or as evidenced by a note or similar written instrument, excluding, however, trade accounts payable (other than for borrowed money) arising in, and accrued expenses incurred in, the ordinary course of business of such Person; (c) all Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person; (d) all Debt of others Guaranteed by such Person; (e) all obligations of such Person as lessee under Capital Leases; (f) reimbursement obligations of such Person (whether contingent or otherwise) in respect of bankers acceptances, surety or other bonds and similar instruments (other than commercial, standby or performance letters of credit); (g) contingent obligations under swaps, derivatives, currency exchanges and similar transactions; and (h) unpaid reimbursement obligations of such Person (other than contingent obligations) in respect of commercial, standby or performance letters of credit. For the purposes of calculating Debt only for compliance with the financial covenants set forth in Article VIII and the definitions of "Acceptable Acquisition" and "Leverage Ratio", Debt shall not include contingent obligations under surety or other bonds.

     "Debt Rating" shall have the meaning given such term in Section 2.13.

     "Default" means any event which with the giving of notice or lapse of time, or both, would become an Event of Default.

     "Default Rate" means, (i) with respect to the principal of any Loan, a rate per annum equal to 2% above the interest rate for such Loan as provided in
Section 2.10, and (ii) with respect to any other amount payable by the Borrower under this Agreement or any Note, to the extent permitted by law, a rate per annum equal to 2% above the Variable Rate as in effect from time to time; provided, that clause (ii) shall not be interpreted to
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

provide for an increase in the facility fee rate to 2% above the Variable Rate as in effect from time to time.

     "Dollars" and the sign "$" mean lawful money of the United States of America.

     "EBIT" means, for any Person, for any period, earn ings before Interest Expense, taxes, extraordinary items and transaction costs and other non-recurring costs directly related to Acceptable Acquisitions for such Person determined on a consolidated basis in accordance with GAAP.

     "EBITDA" means, for any Person, for any period, earnings before Interest Expense, taxes, depreciation, amortization, extraordinary items and transaction and other non-recurring costs directly related to Acceptable Acquisitions for such Person determined on a consolidated basis in accordance with GAAP.

     "Environmental Affiliate" means, as to any Person, any other Person whose liability (contingent or otherwise) for any Environmental Claim such Person may have retained, assumed or otherwise become liable (contingently or otherwise), whether by contract, operation of law or otherwise; provided that each Subsidiary of such Person, and each former Subsidiary or division of such Person transferred to another Person, shall in any event be an "Environmental Affiliate" of such Person.

     "Environmental Claim" means, with respect to any Person, any notice, claim, demand or other communication (whether written or oral) by any other Person alleging or asserting liability of such Person for investigatory costs, cleanup costs, governmental response costs, damages to natural resources or other Property, personal injuries, fines or penalties arising out of, based on or resulting from (a) the presence, or release into the environment, of any hazardous material at any location, whether or not owned by such Person, or (b) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

     "Environmental Laws" means any and all federal, state, local and foreign statutes, laws, regulations, ordi nances, rules, judgments, orders, decrees, permits, conces sions, grants, franchises, licenses, agreements or other gov ernmental restrictions relating to the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes.

     "ERISA" means the Employee Retirement Income Secu rity Act of 1974, as amended from time to time, including any applicable rules and regulations promulgated thereunder.

     "ERISA Affiliate" means any corporation or trade or business which is a member of any group of organizations (i) described in Section 414(b) or (c) of the Code of which the Borrower is a member, or (ii) solely for purposes of potential liability under Section 302(c)(11) of ERISA and Section 412(c)(11) of the Code and the lien created under Section 302(f) of ERISA and Section 412(n) of the Code, described in Section 414(m) or (o) of the Code of which the Borrower is a member.

     "Eurodollar Loan" means any Syndicated Loan when and to the extent the interest rate therefor is determined on the basis of the LIBO Base Rate.

     "Event of Default" has the meaning given such term in Section 9.1.

     "Facility Documents" means this Agreement, the Notes, the Money Market Quote Requests, the Money Market Confirmations, the Authorization Letter and each of the documents, certificates or other instruments referred to in Article 4 hereof as well as any other documents, instrument or certificate to be delivered by the Borrower in connection with this Agreement or in connection with the documents, certificates or instruments referred to in Article 4, including documents delivered in connection with any borrowing.

     "Federal Funds Rate" means, for any day, the rate per annum (expressed on a 365/366 day basis of calculation) equal to the weighted average of the rates on overnight federal funds transactions as published by the Federal Reserve Bank of New York for the immediately preceding Banking Day.

     "Forfeiture Proceeding" means any action, proceeding or investigation affecting the Borrower or any of its Subsidiaries before any Governmental Authority, or the receipt of notice by any such party that any of them is a suspect in or a target of any governmental inquiry or investigation, which may result in an indictment of any of them or the seizure or forfeiture of any of their property.

     "GAAP" means generally accepted accounting princi ples in the United States of America as in effect from time to time, applied on a basis consistent with those used in the preparation of the financial statements referred to in Section
5.5 (except for changes concurred in by the Borrower's independent public accountants).

     "Governmental Authority" shall mean any government or political subdivision or an agency, authority, bureau, central bank, commission, department or instrumentality of either, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.

     "Guarantee" means, for any Person, (i) any guarantee, endorsement, contingent agreement to purchase or to furnish funds for the payment or maintenance of, or any other contingent liability on or with respect to, the Debt, other obligations, net worth, working capital or earnings of any other Person (including, without limitation, the liability of such Person in respect of the Debt of any partnership of which such person is a general partner), or
(ii) the guarantee by such Person of the payment of dividends or other distributions upon the stock of any other Person, or the agreement by such Person to purchase, sell or lease (as lessee or lessor) property, products, materials, supplies or services primarily for the purpose of enabling any other Person to make payment of its obligations or to assure a creditor against loss, provided, however, that the term "Guarantee" shall not include a guarantee of
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performance by the Borrower or any of its Subsidiaries in the ordinary course of its business or the guarantee of payment of Debt of the Borrower or any Subsidiary to the Borrower or another Subsidiary . The verb "Guarantee" shall have a correlative meaning, provided that the term "Guarantee" shall not include endorsements for collection or deposits in the ordinary course of business.

     "Interest Coverage Ratio" means, for any Person, as at any date, the ratio of (a) EBIT of such Person for the immediately preceding four full fiscal quarters of such Per son (including the fiscal quarter ending on such date if such date is the last day of a fiscal quarter) to (b) Interest Expense of such Person for such period.

     "Interest Expense" shall mean, with respect to any Person, for any period, the sum, for such Person in accordance with GAAP, of (a) all interest on Debt that is accrued as an expense during such period (including, without limita tion, imputed interest on Capital Leases), plus (b) all amounts paid, accrued or
                                           ----
amortized as an expense during such period in respect of interest rate protection agreements, minus (c) all amounts received or accrued as income
                       -----
during such period in respect of interest rate protection agreements. "Interest Period" means:

     (a) With respect to any Eurodollar Loan, the period commencing on the date such Eurodollar Loan is made, converted from another type of Loan or renewed, as the case may be, and ending on the numerically corresponding day in the first, second, third or sixth calendar month thereafter, as the Borrower may select pursuant to Section 2.6, provided that each such Interest Period which commences on the last Banking Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Banking Day of the appropriate subsequent calendar month.

     (b) With respect to any Set Rate Loan, the period commencing on the date such Set Rate Loan is made and ending on any Banking Day up to 180 days thereafter, as the Borrower may select pursuant to Section 2.4.

     (c) With respect to any LIBOR Market Loan, the period commencing on the date such LIBOR Market Loan is made and ending on the numerically corresponding day in the first, second, third or sixth calendar month thereafter, as mutually agreed by the Borrower and a Bank pursuant to Section 2.4, provided that each such Interest Period which commences on the last Banking Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Banking Day of the appropriate subsequent calendar month.

     Notwithstanding the foregoing: (i) if any Interest Period would otherwise commence before and end after the Termination Date, such Interest Period shall end on the Termination Date; (ii) each Interest Period which would otherwise end on a day which is not a Banking Day shall end on the next succeeding Banking Day (or, in the case of an Interest Period for any LIBO Rate Loans, if such next succeeding Banking Day falls in the next succeeding calendar month, on the next preceding Banking Day); and (iii) notwithstanding clause (i) above, no Interest Period shall have a duration of less than one month (in the case of a LIBO Rate
Loan) or 7 days (in the case of a Set Rate Loan), and, if the Interest Period for any such Loans would otherwise be for a shorter period, such Loans shall not be available hereunder.

     "LIBO Base Rate" means, with respect to any Interest Period for a LIBO Rate Loan, the arithmetic mean, as calculated by the Administrative Agent, of the respective rates per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) quoted at approximately 11:00 a.m. London time by the principal London branch of each of the Reference Banks two Banking Days prior to the first day of such Interest Period for the offering to leading banks in the London interbank market of Dollar deposits in immediately available funds, for a period, and in an amount, comparable to the Interest Period and principal amount of the LIBO Rate Loan which shall be made by such Reference Bank and outstanding during such Interest Period; provided, that, in determining the LIBO Base Rate with respect to any LIBOR Market Loan, each Reference Bank shall be deemed to have made a LIBOR Market Loan in an amount equal to $1,000,000.

     "LIBO Margin" shall have the meaning given such term in Section 2.4(b).

     "LIBO Rate" means, for any LIBO Rate Loan for any Interest Period therefor, a rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined by the Administrative Agent to be equal to the quotient of (i) the LIBO Base Rate for such Loan for such Interest Period, divided by (ii) one minus the Reserve Requirement for such Loan for such Interest Period.

     "LIBO Rate Loans" shall mean Eurodollar Loans and LIBOR Market Loans.

     "LIBOR Auction" means a solicitation of Money Market Quotes setting forth LIBO Margins based on the LIBO Rate pursuant to Section 2.4.

     "LIBOR Market Loans" means Money Market Loans the interest rates on which are determined on the basis of LIBO Rates pursuant to a LIBOR Auction.

     "Lending Office" means, for each Bank and for each type of Loan, the lending office of such Bank (or of an affil iate of such Bank) designated as such for such type of Loan on its signature page hereof or such other office of such Bank (or of an affiliate of such Bank) as such Bank may from time to time specify to the Administrative Agent and the Borrower as the office by which its Loans of such type are to be made and maintained.

     "Leverage Ratio" means, for any Person, as at any date, the ratio of (a) Debt of such Person as at the end of such Person's most recently completed full fiscal quarter to (b) EBITDA of such Person for the immediately preceding four full fiscal quarters of such Person on a consolidated basis (including the fiscal quarter ending on such date if such date is the last day of a fiscal quarter).

     "Lien" means any lien (statutory or otherwise), security interest, mortgage, deed of trust, priority, pledge, negative pledge, charge, conditional sale, title retention agreement, financing lease or other encumbrance or similar right of others, or any agreement to give or refrain from giving any of the foregoing.

     "Loan" means any Syndicated Loan or Money Market Loan.

     "Margin" means, for a Eurodollar Loan, the margin for such type of Loan that would apply under Section 2.13.

     "Material Adverse Effect" means (a) a material adverse effect on the business, operations, management, property or financial condition of the Borrower and its Subsidiaries, taken as a whole, (b) a material adverse effect on the ability of the Borrower or any of its Subsidiaries to perform or comply with any of the terms and conditions of this Agreement, any Note or any other Facility Document, or (c) a material adverse effect on the legality, validity, binding effect, enforceability or admissibility into evidence of this Agreement, any Note or any other Facility Document, or the ability of the Administrative Agent or any Bank to enforce any rights or remedies under or in connection with this Agreement, any Note or any other Facility Document.

     "Material Subsidiary" means, at any time, any Subsidiary of the Borrower that satisfies at least one of the following conditions:

     (a) the portion of the aggregate total fixed and current assets of the Borrower and its Subsidiaries, determined on a consolidated basis in accordance with GAAP, attributable to such Subsidiary pursuant to GAAP is 10% or more;

     (b) the portion of operating income of the Borrower and its Subsidiaries, determined on a consolidated basis in accordance with GAAP, attributable to such Subsidiary pursuant to GAAP is 10% or more; or

     (c) the performance of the Subsidiary could, for any other reason, be considered material to the interests of the Borrower.

     "Money Market Borrowing" shall have the meaning given such term in Section 2.4(b).

     "Money Market Confirmation" means each confirmation by the Borrower of its acceptance of Money Market Quotes, which Money Market Confirmation shall be substantially in the form of Exhibit C and shall be delivered to the Administrative Agent in writing or by facsimile transmission.

     "Money Market Loan Limit" shall have the meaning given such term in Section 2.4(b)(iii)(C).

     "Money Market Loans" shall have the meaning given such term in Section 2.1(b).

     "Money Market Note" shall have the meaning given such term in Section
2.2(b).

     "Money Market Quote" means each offer by a Bank to make Money Market Loans pursuant to a Money Market Quote Request, which Money Market Quote shall contain the information specified in, as appropriate, Exhibit D-1 or Exhibit D-2 and shall be delivered to the Administrative Agent by telephone, immediately confirmed by facsimile transmission.

     "Money Market Quote Request" means each request by the Borrower for Banks to submit bids to make Money Market Loans, which shall contain the information in respect of such requested Money Market Loans specified in, as appropriate, Exhibit E-1 or Exhibit E-2 and shall be delivered to the Administrative Agent in writing or by facsimile transmission, or by telephone, immediately confirmed by facsimile transmission.

     "Money Market Rate" shall have the meaning given such term in Section 2.4.

"Moody's" means Moody's Investors Service, Inc. and any successor thereto that is a nationally recognized rating agency.

     "Multiemployer Plan" means a Plan defined as such in Section 3(37) of ERISA to which contributions have been made by the Borrower or any ERISA Affiliate and which is covered by Title IV of ERISA.

     "Net Income" for any period means the net income (loss) of Borrower and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP.

     "Net Worth" means, with respect to any Person, at any time, the stockholders' equity of such Person and its Consolidated Subsidiaries determined on a consolidated basis in accordance with GAAP.

     "Note" means each Syndicated Note and each Money Market Note.

     "Notice of Borrowing" shall mean the notice of each borrowing required by
Section 4.2.

     "PBGC" means the Pension Benefit Guaranty Corpora tion and any entity succeeding to any or all of its functions under ERISA.

     "Person" means an individual, partnership, corpora tion, business trust, joint stock company, trust, unincorporated association, joint venture, limited liability company, Governmental Authority or other entity of whatever nature. "Plan" means any employee benefit or other plan established or maintained, or to which contributions have been made, by the Borrower or any ERISA Affiliate and which is covered by Title IV of ERISA, other than a Multiemployer Plan.

     "Prime Rate" means that rate of interest from time to time announced by the Principal Reference Bank at its principal office as its prime commercial lending rate.

     "Principal Office" means the principal office of the Administrative Agent, presently located at One Chase Manhattan Plaza, New York, New York 10082. "Principal Reference Bank" means The Chase Manhattan Bank, N.A.

     "Property" means any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible (including, without limitation, shares of capital stock).

     "Quotation Date" shall have the meaning given such term in Section 2.4(b).

     "Reference Banks" means The Chase Manhattan Bank, N.A. and Morgan Guaranty Trust Company of New York.

     "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System as the same may be amended or supplemented from time to time.

     "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System as the same may be amended or supplemented from time to time.

     "Regulatory Change" means, with respect to any Bank, any change after the date of this Agreement in United States federal, state, municipal or foreign laws or regulations (including without limitation Regulation D) or the adoption or making after such date of any interpretations, directives or requests applying to a class of banks including such Bank of or under any United States, federal, state, municipal or foreign laws or regulations (whether or not having the force of law) by any Governmental Authority or monetary authority charged with the interpretation or administration thereof.

     "Required Banks" means Banks having at least 51% of the aggregate amount of the Commitments and, at any time after the Commitments shall have terminated, Banks holding at least 51% of the aggregate principal amount of the Loans.

     "Reserve Requirement" means, for any Interest Period for any LIBO Rate Loan, the average maximum rate at which reserves (including any marginal, supplemental or emergency reserves) are required to be maintained during such Interest Period under Regulation D by member banks of the Federal Reserve System in New York City with deposits exceeding $1,000,000,000 against "Eurocurrency liabilities" (as such term is used in Regulation D). Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required to be maintained by such member banks by reason of any Regulatory Change against (i) any category of liabilities which includes deposits by reference to which the LIBO Base Rate for LIBO Rate Loans is to be determined as provided in the definition of "LIBO Base Rate" in this Section 1.1 or (ii) any category of extensions of credit or other assets which include LIBO Rate Loans.

     "S&P" means Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc. and any successor thereto which is a nationally recognized rating agency.

     "Set Rate Auction" means a solicitation of Money Market Quotes setting forth Money Market Rates pursuant to Section 2.4.

     "Set Rate Loans" means Money Market Loans the interest rates on which are determined on the basis of Money Market Rates pursuant to a Set Rate Auction.

     "Subsidiary" means, with respect to any Person, any corporation or other entity (a) of which at least a majority of the securities or other ownership interests having ordinary voting power (absolutely or contingently) for the election of directors or other persons performing similar functions are at the time owned directly or indirectly by such Person or (b) with respect to which such Person otherwise possesses Control.

     "Syndicated Loan" shall have the meaning given such term in Section 2.1(a).

     "Syndicated Note" shall have the meaning given such term in Section 2.2.

     "Termination Date" means March 26, 2001; provided that if such date is not a Banking Day, the Termination Date shall be the next succeeding Banking Day (or, if such next succeeding Banking Day falls in the next calendar month, the next preceding Banking Day).

     "Total Consideration" means:

     (a) with respect to the Acquisition of any assets, the purchase price of such assets; and

     (b) with respect to the Acquisition of equity securities of any Person, the sum of (i) the purchase price of such equity securities plus (ii) Debt assumed, accounts payable and accrued expenses reflected on the balance sheet of such acquired Person minus (iii) cash, Cash Equivalent Investments and accounts receivable reflected on the balance sheet of such acquired Person.

     "Unfunded Benefit Liabilities" means, with respect to any Plan, the amount (if any) by which the present value of all benefit liabilities (within the meaning of Section 4001(a)(16) of ERISA) under the Plan exceeds the fair market value of all Plan assets allocable to such benefit liabili ties, as determined on the most recent valuation date of the Plan and in accordance with the provisions of ERISA for calcu lating the potential liability of the Borrower or any ERISA Affiliate under Title IV of ERISA.

     "Variable Rate" means, for any day, the higher of (a) the Federal Funds Rate for such day plus 1/2 of 1% and (b) the Prime Rate for such day.

     "Variable Rate Loan" means any Syndicated Loan when and to the extent the interest rate for such Syndicated Loan is determined in relation to the Variable Rate.

     Section 1.2. Accounting Terms. All accounting terms not specifically
                  ----------------
defined herein shall be construed in accordance with GAAP, and all financial data required to be delivered hereunder shall be prepared in accordance with GAAP.

     Section 1.3. Rules of Interpretation.
                  -----------------------

     (a) A reference to any document or agreement shall include such document or agreement as amended, modified or supplemented from time to time in accordance with its terms and the terms of this Agreement.

     (b) The singular includes the plural and the plural includes the singular.

     (c) A reference to any law includes any amendment or modification to such law.

     (d) A reference to any Person includes its permitted successors and permitted assigns.

     (e) The words "include", "includes" and "including" are not limiting.

     (f) The words "herein", "hereof", "hereunder" and words of like import shall refer to this Agreement as a whole and not to any particular section or subdivision of this Agreement.


                             ARTICLE 2. THE CREDIT.

            Section 2.1.   The Loans.
                           ----------

     (a) Subject to the terms and conditions of this Agreement, each of the Banks severally agrees to make loans (the "Syndicated Loans") to the Borrower from time to time from and including the date hereof to and including the Banking Day immediately prior to the Termination Date, up to but not exceeding in the aggregate principal amount at any one time outstanding, the amount of its Commitment; provided, that the aggregate outstanding principal amount of Loans shall at no time exceed the aggregate amount of the Commitments. The Syndicated Loans may be outstanding as Variable Rate Loans or Eurodollar Loans (each a "type" of Syndicated Loans). Each type of Syndicated Loans of each Bank shall be made and maintained at such Bank's Lending Office for such type of Syndicated Loans. The Syndicated Loans shall be due and payable on the Termination Date.

     (b) The Borrower may request uncommitted competitive auction facility advances (the "Money Market Loans") from time to time on any Banking Day during the period from the date hereof to the date occurring 14 days prior to the Termination Date in the manner set forth in Section 2.4(b) and in amounts such that the aggregate amount of Loans outstanding at any time shall not exceed the aggregate amount of the Commitments at such time. Each Money Market Loan shall be due and payable on the last day of the Interest Period therefor.

     Section 2.2. The Notes.
                  ---------

     (a) The Syndicated Loans of each Bank shall be evidenced by a single promissory note in favor of each such Bank in the form of Exhibit A, dated the date of this Agreement, duly completed and executed by the Borrower (a "Syndicated Note"). Each Bank is hereby authorized to record the date, amount and type of each Syndicated Loan made by such Bank to the Borrower and the date and amount of each payment of principal thereof on the schedule annexed to and constituting part of its Syndicated Note from the Borrower, or to otherwise record in its internal records, and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded; provided, however, that the failure to make any such recordation (or any error therein) shall not affect the obligations of the Borrower hereunder or under its Syndicated Note. Each Syndicated Loan evidenced by each Syndicated Note shall bear interest for the period from and including the date of the Syndicated Loan thereof on the unpaid principal amount thereof from time to time outstanding at the applicable rate per annum determined as provided in, and such interest shall be payable as specified in, Section 2.10.

     (b) The Money Market Loans made by each Bank to the Borrower shall be evidenced initially by a single promissory note of the Borrower in favor of each such Bank in the form of Exhibit B, dated the date of this Agreement, duly completed and executed by the Borrower (a "Money Market Note"). Each Bank is hereby authorized to record the date, amount, type and maturity date of each Money Market Loan made by such Bank to the Borrower, the date and amount of each payment of principal thereof and the interest rate with respect thereto on the schedule annexed to and constituting part of its Money Market Note from the Borrower, or to otherwise record in its internal records, and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded; provided, however, that the failure to make any such recordation (or any error therein) shall not affect the obligations of the Borrower hereunder or under its Money Market Note. Each Money Market Loan evidenced by each Money Market Note shall bear interest for the period from and including the date of the Money Market Loan thereof on the unpaid principal amount thereof from time to time outstanding at the applicable rate per annum determined as provided in, and such interest shall be payable as specified in,
Section 2.10(d).

     Section 2.3. Purpose. The Borrower shall use the proceeds of the Loans for
                  -------
general corporate purposes, which may include Acceptable Acquisitions, Cash Equivalent Investments, the repurchase of the Borrower's outstanding common stock and other investments permitted under Section 7.3. Such proceeds shall not be used for the purpose, whether immediate, incidental or ultimate, of buying or carrying "margin stock" within the meaning of Regulation U, other than in compliance with Regulation U.

     Section 2.4. Borrowing Procedures.
                  --------------------

     (a) The Borrower shall give the Administrative Agent notice of each Syndicated Loan to be made hereunder as provided in Section 2.8. Not later than 1:00 p.m. New York City time on the date of such Syndicated Loan, each Bank shall, through its Lending Office and subject to the conditions of this Agreement, make the amount of the Syndicated Loan to be made by it on such day available to the Administrative Agent at the Principal Office and in immediately available funds for the account of the Borrower. The amount so received by the Administrative Agent shall, as soon as practicable on such date, subject to the conditions of this Agreement, be made available to the Borrower, in immediately available funds, by the Administrative Agent crediting an account of the Borrower designated by the Borrower and maintained with the Administrative Agent at the Principal Office.

     (b) (i) In addition to borrowings of Syndicated Loans, at any time at least 14 days prior to the Termination Date the Borrower may, as set forth herein, request the Banks to make offers to make Money Market Loans to the Borrower in Dollars. The Banks may, but shall not have the obligation to, make any such offers and the Borrower may, but shall have no obligation to, accept any such offers in the manner set forth herein. Money Market Loans may be LIBOR Market Loans or Set Rate Loans, provided that the aggregate unpaid principal amount of all Money Market Loans, together with the aggregate unpaid principal amount of all Syndicated Loans, at any one time outstanding shall not exceed the aggregate amount of the Commitments at such time.

          (ii) The Borrower shall request Money Market Loans by delivering a Money Market Quote Request to the Administrative Agent, not later than 10:00 a.m. New York City time (x) four (4) Banking Days prior to the date of the proposed Money Market Loan in the case of a LIBOR Auction or (y) one (1) Banking Day prior to the date of the proposed Money Market Loan in the case of a proposed Set Rate Auction (or, in any such case, such other time and date as the Borrower and the Administrative Agent, with the consent of the Required Banks, may agree). The Borrower may request offers to make both LIBOR Market Loans and Set Rate Loans and an aggregate of up to four different Interest Periods in a single notice (for which purpose Interest Periods in different lettered clauses of the definition of the term "Interest Period" shall be deemed to be different Interest Periods even if they are coterminous); provided that the request for each separate Interest Period shall be deemed a separate Money Market Quote Request for a separate borrowing (a "Money Market Borrowing"). Each such notice shall be substantially in the form of Exhibit E-1 or E-2 hereto and shall specify as to each Money Market Borrowing:

               (A) the proposed date of such borrowing, which shall be a Banking Day;

               (B) the aggregate amount of such Money Market Borrowing, which shall be at least $5,000,000 (or a higher integral multiple of $1,000,000) but which shall not cause the limits in clause (b)(i) above to be violated;

               (C) the Interest Period applicable thereto;

               (D) whether the Money Market Quote Requests requested for a particular Interest Period are seeking quotes for LIBOR Market Loans or Set Rate Loans; and

               (E) if the Money Market Quote Requests are seeking quotes for Set Rate Loans, the date on which the Money Market Quotes are to be submitted if it is before the proposed date of borrowing (the date on which such Money Market Quotes are to be submitted is called the "Quotation Date").

     Except as otherwise provided in this clause (b)(ii), no Money Market Quote Request shall be given within five (5) Banking Days (or such other number of days as the Borrower and the Administrative Agent, with the consent of the Required Banks, may agree) of any other Money Market Quote Request.

        (iii) (A) Any Bank that elects, in its sole discretion, to do so, shall irrevocably offer to make one or more Money Market Loans in response to any Money Market Quote Request; provided that, if the Borrower's request under clause (b)(ii) above specified more than one Interest Period, such Bank may make a single submission containing one or more Money Market Quotes for each such Interest Period. Each such Money Market Quote must be submitted to the Administrative Agent, before (x) 2:00 p.m. New York City time on the fourth Banking Day prior to the proposed date of borrowing, in the case of a LIBOR Auction or (y) 10:00 a.m. New York City time on the Quotation Date, in the case of a Set Rate Auction (or, in any such case, such other time and date as the Borrower and the Administrative Agent, with the consent of the Required Banks, may agree); provided that any Money Market Quote may be submitted by the Administrative Agent in its role as a Bank (or its applicable Lending Office) only if the Administrative Agent (or such applicable Lending Office) notifies the Borrower of the terms of the offer contained therein not later than (x) 1:45 p.m. New York City time on the fourth Banking Day prior to the proposed date of the borrowing, in the case of a LIBOR Market Loan or (y) 9:45 a.m. New York City time on the Quotation Date, in the case of a Set Rate Loan. Subject to Sections 3.2(b), 3.3, 4.2 and 9.2 hereof, any Money Market Quote so made shall be irrevocable except with the consent of the Administrative Agent given on the instructions of the Borrower.

               (B) Each Money Market Quote shall be substantially in the form of Exhibit D-1 or D-2 hereto and shall specify:

                    (1) the proposed date of the borrowing and the Interest Period therefor;

                    (2) the principal amount of the Money Market Loan for which such offer is being made, which principal amount shall be at least $5,000,000 (or a higher integral multiple of $1,000,000); provided, that the aggregate principal amount of all Money Market Loans for which a Bank submits Money Market Quotes (x) may be greater or less than the Commitment of such Bank but (y) may not exceed the principal amount of the Money Market Borrowing for a particular Interest Period for which offers were requested;

                    (3) in the case of a LIBOR Auction, the margin above or below the applicable LIBO Rate (the "LIBO Margin") offered for each such Money Market Loan, expressed as a percentage (quoted to the nearest 1/10,000th of 1%) to be added to or subtracted from the applicable LIBO Rate;

                    (4) in the case of a Set Rate Loan, the rate of interest per annum (quoted to the nearest 1/10,000th of 1%) offered for each such Money Market Loan (the "Money Market Rate"); and

                    (5)  the identity of the quoting Bank.

               (C) Unless otherwise agreed by the Administrative Agent and the Borrower, no Money Market Quote shall contain qualifying, conditional or similar language or propose terms other than or in addition to those set forth in the applicable Money Market Quote Request and, in particular, no Money Market Quote may be conditioned upon acceptance by the Borrower of all (or some specified minimum) of the principal amount of the Money Market Loan for which such Money Market Quote is being made, provided that the submission by any Bank containing more than one Money Market Quote may be conditioned on the Borrower not accepting offers contained in such submission that would result in such Bank making Money Market Loans pursuant thereto in excess of a specified aggregate amount (the "Money Market Loan Limit").

          (iv) The Administrative Agent shall (x) in the case of a Set Rate Auction, as promptly as practicable after a Money Market Quote is submitted
(but in any event not later than 10:15 a.m. New York City time on the Quotation
Date) or (y) in the case of a LIBOR Auction, by 4:00 p.m. New York City time on the day a Money Market Quote is submitted, notify the Borrower of the terms (A) of any Money Market Quote that is in accordance with clause (iii) above and (B) of any Money Market Quote that amends, modifies or is otherwise inconsistent with a previous Money Market Quote submitted by the same Bank with respect to the same Money Market Quote Request. Any such subsequent Money Market Quote shall be disregarded unless such subsequent Money Market Quote is submitted solely to correct a manifest error in such former Money Market Quote. The Administrative Agent's notice to the Borrower shall specify (A) the aggregate principal amount of the Money Market Borrowing for which offers have been received, (B) the respective principal amounts and LIBO Margins or Money Market Rates, as the case may be, so offered by each Bank (identifying the Bank that made each Money Market Quote) and (C) such other terms as are required by clause
(iii) (C) above.

          (v) Not later than 11:00 a.m. New York City time on (x) the third Banking Day prior to the proposed date of borrowing, in the case of a LIBOR Auction or (y) the Quotation Date, in the case of a Set Rate Auction (or, in any such case, such other time and date as the Borrower and the Administrative Agent, with the consent of the Required Banks, may agree), the Borrower shall notify the Administrative Agent of its acceptance or nonacceptance of the offers so notified to it pursuant to clause (iv) above pursuant to a Money Market Confirmation (which shall be substantially in the form of Exhibit C and specify the aggregate principal amount of offers from each Bank for each Interest Period that are accepted, it being understood that the failure of the Borrower to give such notice by such time shall constitute nonacceptance) and the Administrative Agent shall promptly notify each affected Bank. The notice from the Administrative Agent shall also specify the aggregate principal amount of offers for each Interest Period that were accepted and the lowest and highest LIBO Margins and Money Market Rates that were accepted for each Interest Period. The Borrower may accept any Money Market Quote in whole or in part (provided that any Money Market Quote accepted in part from any Bank shall be in an integral multiple of $1,000,000, subject to the provisions of clause (vi) below); provided that:

               (A) the aggregate principal amount of each Money Market Loan may not exceed the applicable amount set forth in the related Money Market Quote Request;

               (B) the aggregate principal amount of each Money Market Loan shall be at least $5,000,000 (or a higher integral multiple of $1,000,000) but shall not cause the limits specified in clause (i) above to be violated;

               (C) acceptance of offers may, subject to clause (E) below, be made only in ascending order of LIBO Margins or Money Market Rates, as the case may be, in each case beginning with the lowest rate so offered;

               (D) the Borrower may not accept any offer where the Administrative Agent has advised the Borrower that the offer fails to comply with clause (iii)(B) above or otherwise fails to comply with the terms of this Agreement (including, without limitation, clause (i) above); and

               (E) the aggregate principal amount of each Money Market Borrowing from any Bank may not exceed any applicable Money Market Loan Limit of such Bank.

          (vi) If offers are made by two or more Banks with the same LIBO Margins or Money Market Rates, as the case may be, for a greater aggregate principal amount than the amount in respect of which offers are accepted for the related Interest Period, the principal amount of Money Market Loans in respect of which such offers are accepted shall be allocated by the Borrower among such Banks as nearly evenly as possible (in integral multiples of $1,000,000) in proportion to the aggregate principal amount of such offers; provided that, if such calculation would otherwise result in allocations to any such Banks that would not be integral multiples of $1,000,000 and such allocations are equidistant from the nearest integral multiple of $1,000,000, the Borrower shall have the discretion to arbitrarily round up to the nearest $1,000,000 for certain Bank(s) and round down to the nearest $1,000,000 for certain other Bank(s). Determinations by the Borrower as to the amounts of Money Market Loans shall be conclusive absent manifest error.

          (vii) Each Bank which is to make a Money Market Loan shall, before 1:00 p.m. (New York City time) on the date of the proposed Money Market Loan specified in the Money Market Quote Request applicable thereto, make available to the Administrative Agent at its Principal Office the amount of Money Market Loans to be made by such Bank, in immediately available funds. The Administrative Agent will make such funds available to the Borrower as soon as practicable on such date at the Principal Office.

          (viii) The amount of any Money Market Loan made by any Bank shall not constitute a utilization of such Bank's Commitment.

     Section 2.5. Prepayments and Conversions.
                  ---------------------------

     (a) The Borrower shall have the right to make prepayments of principal, or to convert one type of Syndicated Loans into another type of Syndicated Loans, at any time or from time to time; provided that: (i) the Borrower shall give the Administrative Agent notice of each such prepayment or conversion as provided in
Section 2.8; (ii) Eurodollar Loans may be prepaid or converted only on the last day of an Interest Period for such Loans, unless the Borrower compensates the Banks pursuant to Section 3.5; and (iii) conversions from any type of Syndicated Loans into Eurodollar Loans may not be made at any time that a Default or Event of Default exists.

     (b) Notwithstanding any other provision of this Agreement to the contrary, the Borrower shall not have the right to prepay the principal amount of any Money Market Loan unless the Borrower compensates the Bank making such Money Market Loan pursuant to Section 3.5.

     Section 2.6. Interest Periods; Renewals.
                  --------------------------

     (a) In the case of each Eurodollar Loan and each Money Market Loan, the Borrower shall select an Interest Period of any duration in accordance with the definition of Interest Period in Section 1.1, subject to the limitation that there may be no more than six (6) different Interest Periods for both Syndicated Loans and Money Market Loans outstanding at the same time (for which purpose Interest Periods described in different lettered clauses of the definition of "Interest Period" shall be deemed to be different Interest Periods even if they are coterminous).

     (b) Upon notice to the Administrative Agent as provided in Section 2.8, the Borrower may renew any Eurodollar Loan on the last day of the Interest Period therefor as the same type of Loan with an Interest Period of the same or different duration in accordance with the limitations provided above; provided that Eurodollar Loans may not be renewed at any time that a Default or Event of Default exists. If the Borrower shall fail to give notice to the Administrative Agent of such a renewal, such Eurodollar Loan shall automatically become a Variable Rate Loan on the last day of the current Interest Period.

     Section 2.7. Changes of Commitments. The Borrowershall have the right to
                  ----------------------
reduce or terminate the amount of unused Commitments at any time or from time to time, provided that: (a) the Borrower shall give notice of each such reduc tion or termination to the Administrative Agent as provided in Section 2.8; and (b) each partial reduction shall be in an aggregate amount at least equal to $5,000,000 and shall be an integral multiple of $1,000,000. The Commitments once reduced or terminated may not be reinstated.

     Section 2.8. Certain Notices. Notices by the Borrower to the Administrative
                  ---------------
Agent of each borrowing pursuant to Section 2.4(a), each prepayment or conversion pursuant to Section 2.5, each renewal pursuant to Section 2.6(b) and each reduction or termination of the Commitments pursuant to Section 2.7 shall be irrevocable and shall be effective only if received by the Administrative Agent not later than 11:00 a.m. New York City time, and (a) in the case of borrowings and prepayments of, conversions into and (in the case of Eurodollar Loans) renewals of (i) Variable Rate Loans, given not later than the Banking Day therefor and (ii) Eurodollar Loans, given not later than three Banking Days prior thereto; and (b) in the case of reductions or termination of the Commitments, given not later than three Banking Days prior thereto. Each such notice shall specify the Loans to be borrowed, prepaid, converted or renewed and the amount (subject to Section 2.9) and type of the Loans to be borrowed, or converted, or prepaid or renewed (and, in the case of a conversion, the type of Loans to result from such conversion and, in the case of a Eurodollar Loan, the Interest Period therefor) and the date of the borrowing or prepayment, or conversion or renewal (which shall be a Banking Day). Each such notice of reduction or termination shall specify the amount of the Commitments to be reduced or terminated. The Administrative Agent shall promptly notify the Banks of the contents of each such notice.

     Section 2.9. Minimum Amounts. Except for borrowings which exhaust the full
                  ---------------
remaining amount of the Commitments, prepayments or conversions which result in the prepayment or conversion of all Syndicated Loans of a particular type or conversions made pursuant to Section 3.4, each borrowing, pre payment, conversion and renewal of principal of (i) Variable Rate Loans shall be in an amount at least equal to $5,000,000 in the aggregate for all Banks and (ii) Eurodollar Loans shall be in an amount at least equal to $10,000,000 in the aggregate for all Banks (borrowings, prepayments, conversions or renewals of or into Loans of different types or, in the case of Eurodollar Loans, having different Interest Periods at the same time hereunder to be deemed separate borrowings, prepayments, conversions and renewals for the purposes of the foregoing, one for each type of Interest Period) and, in the case of Eurodollar Loans, in integral multiples of $1,000,000.

     Section 2.10. Interest.
                   --------

     (a) Interest shall accrue on the outstanding and unpaid principal amount of each Syndicated Loan for the period from and including the date of such Syndicated Loan to but excluding the date such Loan is due at the following rates per annum: (i) for a Variable Rate Loan, at a variable rate per annum equal to the Variable Rate and (ii) for a Eurodollar Loan, at a fixed rate equal to the LIBO Rate plus the Margin. If the principal amount of any Syndicated Loan and any other amount payable by the Borrower hereunder or under any Note shall not be paid when due (at stated maturity, by acceleration or otherwise), interest shall accrue on such amount to the fullest extent permitted by law from and including such due date to but excluding the date such amount is paid in full at the Default Rate. After the occurrence of an Event of Default other than payment defaults described in the preceding sentence, then the Administrative Agent may, and if directed by the Required Banks the Administrative Agent shall, by written notice to the Borrower, increase the interest rate hereunder during the continuance of such Event of Default to the Default Rate, effective on the date of such notice.

     (b) The interest rate on each Variable Rate Loan shall change when the Variable Rate changes and interest on each such Loan shall be calculated on the basis of a year of 365 (or, in the case of a leap year, 366) days for the actual number of days elapsed. Interest on each Eurodollar Loan shall be calculated on the basis of a year of 360 days for the actual number of days elapsed. Promptly after the determination of any interest rate provided for herein or any change therein, the Administrative Agent shall notify the Borrower and the Banks.

     (c) Accrued interest shall be due and payable in arrears upon any payment of principal or conversion and (i) for each Variable Rate Loan, on the last day of each January, April, July and October, commencing the first such date after such Loan; (ii) for each Eurodollar Loan, on the last day of the Interest Period with respect thereto and, in the case of an Interest Period greater than three months, at three month intervals after the first day of such Interest Period; provided that interest accruing at the Default Rate shall be due and payable from time to time on demand of the Administrative Agent.

     (d) The Borrower shall pay interest on the unpaid principal amount of each Money Market Loan made to the Borrower from the date of such Money Market Loan to the stated maturity date thereof, at the rate of interest determined pursuant to Section 2.4(b) above (calculated on the basis of a 360 day year for actual days elapsed), payable on the last day of the Interest Period with respect thereto and, in the case of an Interest Period greater than three months, at three month intervals after the first day of such Interest Period; provided that interest accruing at the Default Rate shall be due and payable from time to time on demand of the Administrative Agent. If all or a portion of the principal amount of any Money Market Loan shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue principal amount shall, without limiting any rights of any Bank under this Agreement, bear interest from the date on which such payment was due until paid in full at the Default Rate.

     Section 2.11. Fees.
                   ----

     (a) The Borrower shall pay to the Administrative Agent for the account of each Bank a facility fee on the daily average Commitment (used and unused) of such Bank for the period from and including the date hereof to the earlier of the date the Commitments are terminated in full or the Termination Date at a rate per annum equal to the rate determined in accordance with Section 2.14, calculated on the basis of a year of 365 (or, in a leap year, 366) days for the actual number of days elapsed. The accrued facility fee shall be due and payable in arrears upon any termination of the Commitments, including, without limitation, the Termination Date, and on the last day of each January, April, July and October, commencing on the first such date after the Closing Date.

     (b) The Borrower shall pay to the Administrative Agent as compensation for its services hereunder an agency fee in the amount heretofore mutually agreed. The agency fee shall be due and payable on the Closing Date and on each anniversary thereof until all the Commitments shall have terminated and the Loans and other obligations of the Borrower to the Administrative Agent and the Banks pursuant to this Agreement and the other Facility Documents shall have been paid in full.

     (c) The Borrower shall pay to the Administrative Agent a fee of $750 each time the Borrower delivers a Money Market Quote Request to the Administrative Agent.

     Section 2.12. Payments Generally. All payments under this Agreement or the
                   ------------------
Notes shall be made in Dollars in immediately available funds not later than 1:00 p.m. New York City time on the relevant dates specified above (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Banking Day) to the Administrative Agent's account number 900 9000002 maintained at the Principal Office for the account of the applicable Lending Office of each Bank. The Administrative Agent, or any Bank for whose account any such payment is to be made, may (but shall not be obligated to) debit the amount of any such payment which is not made by such time to any ordinary deposit account of the Borrower with the Administrative Agent or such Bank, as the case may be, and any Bank so doing shall promptly notify the Administrative Agent and the Borrower. The Borrower shall, at the time of making each payment under this Agreement or the Notes, specify to the Administrative Agent the principal or other amount payable by the Borrower under this Agreement or the Notes to which such payment is to be applied (and in the event that it fails to so specify, or if a Default or Event of Default has occurred and is continuing, the Administrative Agent may apply such payment as it may elect in its sole discretion (subject to Section 10.16)). If the due date of any payment under this Agreement or the Notes would otherwise fall on a day which is not a Banking Day, such date shall be extended to the next succeeding Banking Day and interest shall be payable for any principal so extended for the period of such extension. Each payment received by the Administrative Agent hereunder or under any Note for the account of a Bank shall be paid promptly to such Bank, in immediately available funds, for the account of such Bank's Lending Office.

     Section 2.13. Margin for Eurodollar Loans.
                   ---------------------------

     (a) Until such time as: (i) the Borrower shall have received a rating of "A2" or higher by S&P or "P2" or higher by Moody's with respect to the Borrower's senior, unsecured, non-credit enhanced short term indebtedness for borrowed money (a "Debt Rating") and (ii) the Borrower has not received a Debt Rating lower than "A2" or "P2" from S&P or Moody's, respectively, the Margin that will apply to each Eurodollar Loan is set forth below and is based upon the Borrower's Leverage Ratio as at the end of the Borrower's most recent fiscal quarter:


                                                         Margin
                                                    Eurodollar Loans
Leverage Ratio                                       (Basis Points)
- -------------------------------------------------------------------

Greater than    2.50                                      35.00
- -------------------------------------------------------------------
Greater than or equal to 2.01, but not
   greater than 2.50                                      30.00
- -------------------------------------------------------------------
Greater than or equal to 1.00, but less
   than 2.01                                              25.00
- -------------------------------------------------------------------
Less than 1.00                                            17.00
- -------------------------------------------------------------------

     Margin adjustments resulting from such calculations shall become effective five (5) Banking Days after the date such calculations are accepted by the Administrative Agent. Promptly after the determination of any Margin adjustment provided for in this subsection (a), the Administrative Agent shall notify the Borrower and the Banks.

     (b) At such time, and from time to time, as: (i) the Borrower shall have received a Debt Rating of "A2" or higher from S&P or "P2" or higher from Moody's and (ii) the Borrower has not received a Debt Rating lower than "A2" or "P2" from S&P or Moody's, respectively, the Margin that will apply to each Eurodollar Loan is set forth below:


                                          Margin
                                      Eurodollar Loans
                    Debt Rating        (Basis Points)
              ----------------------------------------------
                  "A1" or "P1"           17.00
              ----------------------------------------------
                  "A2" or "P2"           25.00
              ----------------------------------------------

     Margin adjustments resulting from such a rating shall become effective five
(5) Banking Days after the date such rating is received by the Administrative Agent. Promptly after any Margin adjustment provided for in this subsection (b), the Administrative Agent shall notify the Banks.

     For the purposes of clause (b) of this Section 2.13, if the Borrower's short-term indebtedness is split rated (e.g., it has received a Debt Rating of "A1" from S&P and a Debt Rating of "P2" from Moody's), the lower of the two ratings will apply.

     (c) If S&P or Moody's, having given a Debt Rating of "A2" or "P2" or higher, respectively, changes its Debt Rating to lower than "A2" or "P2", respectively, the Margin shall be calculated pursuant to subsection (a) above until such time as an event occurs that would require the Margin to adjust in the manner set forth in subsection (b) above.

     Section 2.14. Facility Fee Rate.
                   -----------------

     (a) Until such time as: (i) the Borrower shall have received a Debt Rating of "A2" or higher by S&P or "P2" or higher by Moody's and (ii) the Borrower has not received a Debt Rating lower than "A2" or "P2" from S&P or Moody's, respectively, the per annum facility fee rate that the Borrower shall use to calculate the facility fee that is payable pursuant to Section 2.11(a) is set forth below and is based upon the Borrower's Leverage Ratio as at the end of the Borrower's most recent fiscal quarter:


                                                  Facility Fee Rate
Leverage Ratio                                      (Basis Points)
- ------------------------------------------------------------------
Greater than  2.50                                        15.00
- ------------------------------------------------------------------
Greater than or equal to 2.01, but not                    12.50
   greater than  2.50
- ------------------------------------------------------------------
Greater than or equal to 1.00, but less                   10.00
   than 2.01
- ------------------------------------------------------------------
Less than 1.00                                             8.00
- ------------------------------------------------------------------

     Facility fee rate adjustments resulting from such calculations shall become effective five (5) Banking Days after such calculations are accepted by the Administrative Agent. Promptly after the determination of any facility fee rate adjustment provided for in this subsection (a), the Administrative Agent shall notify the Borrower and the Banks.

     (b) At such time, and from time to time, as: (i) the Borrower shall have received a Debt Rating of "A2" or higher from S&P or "P2" or higher from Moody's and (ii) the Borrower has not received a Debt Rating lower than "A2" or "P2" from S&P or Moody's, respectively, the facility fee rate that the Borrower shall use to calculate the facility fee that is payable pursuant to Section 2.11(a) is set forth below:

                                                       Facility Fee Rate
                    Debt Rating                          (Basis Points)
               --------------------------------------------------------
                  "A1" or "P1"                              8.00
               --------------------------------------------------------
                  "A2" or "P2"                             10.00
               --------------------------------------------------------

     Facility fee rate adjustments resulting from such a Debt Rating shall become effective five (5) Banking Days after such rating is received by the Administrative Agent. Promptly after any facility fee rate adjustment provided for in this subsection (b), the Administrative Agent shall notify the Banks.

     For the purposes of clause (b) of this Section 2.14, if the Borrower's short-term indebtedness is split rated (e.g., it has received a Debt Rating of "A1" from S&P and a Debt Rating of "P2" from Moody's), the lower of the two ratings will apply.

     (c) If S&P or Moody's, having given a Debt Rating of "A2" or "P2" or higher, respectively, changes its Debt Rating to lower than "A2" or "P2", respectively, the facility fee rate adjustment pursuant to subsection (b) shall be ineffective as of such date, and the facility fee rate shall be calculated pursuant to subsection (a) above until such time as an event occurs that would require the facility fee rate to adjust in the manner set forth in subsection
(b) above.

     (d) The facility fee payable under Section 2.11(a) shall be calculated by applying the average daily facility fee rate to the average daily Commitments.

        ARTICLE  3.   YIELD PROTECTION; ILLEGALITY; ETC.

     Section 3.1. Additional Costs.
                  ----------------

     (a) The Borrower shall pay directly to each Bank from time to time on demand such amounts as such Bank may determine to be necessary to compensate it for any costs which such Bank determines are attributable to its making or maintaining any Loans under this Agreement or either of its Notes or its obligation to make any Loans hereunder, or any reduction in any amount receivable by such Bank hereunder in respect of any such Loans or such obligation (such increases in costs and reductions in amounts receivable being herein called "Additional Costs"), resulting from any Regulatory Change which:
(i) changes the basis of taxation of any amounts payable to such Bank under this Agreement or either of its Notes in respect of any of such Loans (other than taxes imposed on the overall net income of such Bank or of its Lending Office for any of such Loans by the jurisdiction in which such Bank has its principal office or such Lending Office); or (ii) imposes or modifies any reserve, special deposit, deposit insurance or assessment, minimum capital, capital ratio or similar requirements relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, such Bank (including, without limitation, any of such Loans or any deposits referred to in the definition of "LIBO Base Rate" in Section 1.1); or (iii) imposes any other condition affecting this Agreement or either of its Notes (or any of such extensions of credit or liabilities) or its Commitment. Each Bank will notify the Borrower of any event occurring after the date of this Agreement which will entitle such Bank to compensation pursu ant to this Section 3.1(a) as promptly as practicable after it obtains knowledge thereof and determines to request such compensation. If any Bank requests compensation from the Bor rower under this Section 3.1(a), the Borrower may, by notice to such Bank (with a copy to the Administrative Agent), suspend the obligation of such Bank thereafter to make Loans until the Regulatory Change giving rise to such request ceases to be in effect (in which case the provisions of Section 3.4 hereof shall be applicable), provided, that such suspension shall not affect the right of such Bank to receive the compensation so requested (or any facility fees).

     (b) Without limiting the effect of the forego ing provisions of this
Section 3.1, in the event that, by reason of any Regulatory Change, any Bank either (i) incurs Additional Costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of such Bank which includes deposits by ref erence to which the interest rate on LIBO Rate Loans is determined as provided in this Agreement or a category of extensions of credit or other assets of such Bank which includes LIBO Rate Loans or (ii) becomes subject to restrictions on the amount of such a category of liabilities or assets which it may hold, then, if such Bank so elects by notice to the Borrower (with a copy to the Administrative Agent), the obligation of such Bank to make or renew, and to convert Syndicated Loans of any other type into, LIBO Rate Loans hereunder shall be suspended until the date such Regulatory Change ceases to be in effect (in which case the provisions of Section 3.4 hereof shall be applicable).

     (c) Without limiting the effect of the forego ing provisions of this
Section 3.1 (but without duplication), the Borrower shall pay directly to each Bank from time to time on request such amounts as such Bank may determine to be necessary to compensate such Bank for any costs which it determines are attributable to the maintenance by it or any of its affiliates pursuant to any law or regulation of any jurisdiction or any interpretation, directive or request (whether or not having the force of law and whether in effect on the date of this Agreement or thereafter) of any Governmental Authority or monetary authority of capital in respect of its Loans hereunder or its obligation to make Loans hereunder (such compensation to include, without limitation, an amount equal to any reduction in return on assets or equity of such Bank to a level below that which it could have achieved but for such law, regulation, interpretation, directive or request). Each Bank will notify the Borrower if it is entitled to compensation pursuant to this Section 3.1(c) as promptly as practicable after it determines to request such compensation.

     (d) Determinations and allocations by a Bank for purposes of this Section
3.1 of the effect of any Regula tory Change pursuant to subsections (a) or (b), or of the effect of capital maintained pursuant to subsection (c), on its costs of making or maintaining Loans or its obligation to make Loans, or on amounts receivable by, or the rate of return to, it in respect of Loans or such obligation, and of the additional amounts required to compensate such Bank under this Section 3.1, shall be conclusive, provided that such determinations and allocations are made on a reasonable basis.


     Section 3.2. Limitation on Types of Loans. Anything herein to the contrary
                  ----------------------------
notwithstanding, if:

     (a) the Administrative Agent determines in its good faith judgment after due diligence (which determination shall be conclusive) that quotations of interest rates for the relevant deposits referred to in the definition of "LIBO Base Rate" in Section 1.1 are not being provided in the relevant amounts or for the relevant maturities for purposes of determining the rate of interest for any type of LIBO Rate Loans as provided in this Agreement; or

     (b) the Required Banks determine in their good faith judgment after due diligence (or any Bank that has outstanding a Money Market Quote with respect to a LIBOR Market Loan determines), which determination shall be conclusive, and notify (or notifies, as the case may be) the Administrative Agent that the relevant rates of interest referred to in the definition of "LIBO Base Rate" in
Section 1.1 do not adequately cover the cost to the Banks (or such offering
Bank) of making or maintaining its LIBO Rate Loans;

then the Administrative Agent shall give the Borrower and each Bank prompt notice thereof, and so long as such condition remains in effect, the Banks (or such offering Bank) shall be under no obligation to make or renew LIBO Rate Loans or to convert Syndicated Loans of any other type into Syndicated Loans of such type.

     Section 3.3. Illegality. Notwithstanding any other provision in this
                  ----------
Agreement, in the event that it becomes unlawful for any Bank or its Lending Office to (a) honor its obligation to make or renew LIBO Rate Loans hereunder or convert Syndicated Loans of any type into Syndicated Loans of such type, or (b) maintain LIBO Rate Loans hereunder, then such Bank shall promptly notify the Borrower thereof (with a copy to the Administrative Agent) and such Bank's obligation to make or renew Eurodollar Loans and to convert other types of Syndicated Loans into Syndicated Loans of such type hereunder shall be suspended until such time as such Bank may again make, renew, or convert and maintain such Eurodollar Loans (in which case the provisions of Section 3.4 hereof shall be applicable) and such Bank shall no longer be obligated to make any LIBOR Market Loan that it has offered to make.

     Section 3.4. Certain Conversions pursuant to Sections 3.1 and 3.3. If the
                  ----------------------------------------------------
obligation of any Bank to make or renew or convert into LIBO Rate Loans shall be suspended pursuant to Section 3.1 or 3.3 (Loans of such type being herein called "Affected Loans" and such type being herein called the "Affected Type"), all Loans (other than Money Market Loans) which would otherwise be made or renewed by such Bank as Loans of the Affected Type shall be made instead as Variable Rate Loans and all Loans of such Bank which would otherwise be converted into Loans of the Affected Type shall be converted instead into (or shall remain as) Variable Rate Loans (and, if an event referred to in Section 3.1(b) or 3.3 hereof has occurred and such Bank so requests by notice to the Borrower with a copy to the Administrative Agent, such Bank's Affected Loans then outstanding shall be automatically converted into Variable Rate Loans on the last day(s) of the then current Interest Period(s) for the Affected Loans or on such earlier date as such Bank may specify to the Borrower with a copy to the Administrative Agent) and, to the extent that such Bank's Affected Loans have been made as (or converted into) Variable Rate Loans, all payments and prepayments of principal which would otherwise be applied to such Bank's Affected Loans shall be applied instead to its Variable Rate Loans.

     Section 3.5 Certain Compensation. The Borrower shall pay to the
                 --------------------
     Administrative Agent for the account of each Bank, upon the request of such Bank through the Administrative Agent, such amount or amounts as shall be sufficient (in the reasonable opinion of such Bank) to compensate it for any loss, cost or expense which such Bank reasonably determines is attributable to:

          (a) any payment, prepayment, conversion or renewal of a LIBO Rate Loan or a Set Rate Loan made by such Bank on a date other than the last day of an Interest Period for such Loan (whether by reason of acceleration or otherwise); or

          (b) any failure by the Borrower to borrow, convert into or renew a LIBO Rate Loan or a Set Rate Loan to be made, converted into or renewed by such Bank on the date specified therefor in the relevant notice under Section 2.4, 2.5 or 2.6, as the case may be.

     Without limiting the foregoing, such compensation shall include an amount equal to the excess, if any, of: (i) the amount of interest which otherwise would have accrued on the principal amount so paid, prepaid, converted or renewed or not borrowed, converted or renewed for the period from and including the date of such payment, prepayment or conversion or failure to borrow, convert or renew to but excluding the last day of the then current Interest Period for such Loan (or, in the case of a failure to borrow, convert or renew, to but excluding the last day of the Interest Period for such Loan which would have commenced on the date specified therefor in the relevant notice) at the applicable rate of interest for such Loan provided for herein; over (ii) with respect to a LIBO Rate Loan, the amount of interest (as reasonably determined by such Bank) such Bank would have bid in the London interbank market for Dollar deposits for amounts comparable to such principal amount and maturities comparable to such period, and with respect to a Set Rate Loan, the rate determined by such Bank to be its marginal cost of funds for commonly available liabilities issued by it on the date of such Loan for a term comparable to such Interest Period. A determination of any Bank as to the amounts payable pursuant to this Section 3.5 shall be conclusive absent manifest error.

                        ARTICLE 4. CONDITIONS PRECEDENT.

     Section 4.1. Initial Conditions Precedent. The obligations of the Banks to
                  ----------------------------
make the Loans constituting the initial borrowing are subject to the condition precedent that the Administrative Agent shall have received on or before the date of such Loans each of the following items, in form and substance reasonably satisfactory to the Administrative Agent and its counsel, or, with respect to non-documentary conditions precedent, that the Administrative Agent shall have reasonably determined that such conditions shall have been satisfied on or before the date of such Loans:

     (a) the Notes duly executed by the Borrower;

     (b) the Authorization Letter duly executed by the Borrower;

     (c) a favorable opinion of Robert T. Tucker, Esq., counsel for the Borrower, dated the date of such initial borrowing, in substantially the form of Exhibit H and as to such other matters as the Administrative Agent or any Bank may reasonably request;

     (d) a favorable opinion of Cummings & Lockwood, counsel for the Administrative Agent, dated the date of such initial borrowing;

     (e) a certificate of the Secretary or Assistant Secretary of the Borrower, dated the date of such initial borrowing, attesting to all corporate action taken by the Borrower, including resolutions of its Board of Directors authorizing the execution, delivery and performance of the Facility Documents to which it is a party and each other document to be delivered pursuant to this Agreement and certifying true copies of the articles of incorporation, bylaws and other organizational documents of the Borrower;

     (f) a certificate of the Secretary or Assistant Secretary of the Borrower, dated the date of such initial borrowing, certifying the names and true signatures of the officers of the Borrower authorized to sign the Facility Documents to which it is a party and the other documents to be delivered by the Borrower under this Agreement;

     (g) a certificate of good standing for the Borrower from the Secretary of State of the Borrower's incorporation and each jurisdiction in which the Borrower is qualified to do business;

     (h) a certificate of a duly authorized officer of the Borrower, dated the date of such initial borrowing, stating that the representations and warranties in the Facility Documents to which it is a party are true and correct on such date as though made on and as of such date and that no event has occurred and is continuing which constitutes a Default or Event of Default;

     (i) the Borrower's Form 10-K for January 31, 1995, and each of the Borrower's Forms 10-K and 10-Q filed since said date;

     (j) contemporaneous searches of Uniform Commercial Code, real estate, tax, patent and trademark and other appropriate registers, dockets, offices and records, which shall have revealed no filings or recordings evidencing or relating to any Liens with respect to any property of the Borrower (other than Liens permitted by Section 7.3);

     (k) a payoff letter and releases from General Electric Capital Corporation in form and substance reasonably satisfactory to the Administrative Agent;

     (l) payment by the Borrower to the Administrative Agent of all fees owing to the Administrative Agent and all other expenses and fees incurred by the Administrative Agent (including, without limitation, the reasonable fees, charges and disbursements of counsel to the Administrative Agent due and owing through the date of the initial borrowing); and

     (m) such other documents as the Administrative Agent, any Bank or any of their respective counsel may reasonably request.

     Section 4.2. Additional Conditions Precedent. The obligations of the Banks
                  -------------------------------
to make any Loans pursuant to a borrowing which increases the amount outstanding hereunder (including the initial borrowing) and to make borrowings to repay Money Market Loans shall be subject to the further conditions precedent that on the date of such Loans:

     (a) the following statements shall be true in all material respects:

          (i) the representations and warranties contained in Article 5 herein and in each other Facility Document are true and correct on and as of the date of such Loan as though made on and as of such date; and

          (ii) no Default or Event of Default has occurred and is continuing, or would result from such Loan; and

          (iii) there has been no change in the business, management, operations, properties or financial condition of the Borrower or any of its Subsidiaries since the Closing Date which has had, or could reasonably be expected to have, a Material Adverse Effect; and

     (b) either

          (i) the Borrower shall have delivered to the Administrative Agent a Notice of Borrowing in substantially the form of Exhibit I; or

          (ii) the Borrower shall have delivered to the Administrative Agent a Money Market Quote Request substantially in the form of Exhibit E-1 or Exhibit E-2.

     Section 4.3. Deemed Representations. Each Notice of Borrowing hereunder and
                  ----------------------
acceptance by the Borrower of the proceeds of such borrowing shall constitute a representation and warranty that the statements contained in Section 4.2(a) are true and correct in all material respects both on the date of such notice and, unless the Borrower otherwise notifies the Administrative Agent prior to such borrowing, as of the date of such borrowing.


            ARTICLE 5.     REPRESENTATIONS AND WARRANTIES.

     The Borrower hereby represents and warrants that:

     Section 5.1. Incorporation, Good Standing and Due Qualification. Each of
                  --------------------------------------------------
the Borrower and its Material Subsidiaries is duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its assets and to transact the business in which it is now engaged or proposed to be engaged, and is duly qualified as a foreign corporation and in good standing under the laws of each other jurisdiction in which such qualification is required.

     Section 5.2. Corporate Power and Authority; No Conflicts. The execution,
                  -------------------------------------------
delivery and performance by the Borrower of the Facility Documents to which it is a party have been duly authorized by all necessary corporate action and do not and will not: (a) require any consent or approval of its stockholders; (b) contravene its charter or by-laws; (c) violate any provision of, or require any filing, registration, consent or approval under, any law, rule, regulation (including, without limitation, Regulation U), order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to the Borrower or any of its Subsidiaries; (d) result in a breach of or constitute a default or require any consent under any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Borrower is a party or by which it or its properties may be bound or affected;
(e) result in, or require, the creation or imposition of any Lien, upon or with respect to any of the properties now owned or hereafter acquired by the Borrower; or (f) cause the Borrower (or any Subsidiary) to be in default under any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or any such indenture, agreement, lease or instrument.

     Section 5.3. Legally Enforceable Agreements. Each Facility Document to
                  ------------------------------
which the Borrower is a party is, or when delivered under this Agreement will be, a legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency and other similar laws affecting creditors' rights generally.

     Section 5.4. Litigation. There are no actions, suits or proceedings pending
                  ----------
or, to the knowledge of the Borrower, threatened, against or affecting the Borrower or any of its Subsidiaries before any Governmental Authority, which, in any one case or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

     Section 5.5 Financial Statements. The consolidated balance sheet of the
                 --------------------
Borrower and its Consolidated Subsidiaries as at January 31, 1995 , and the related consolidated income statement and statements of cash flows and changes in stockholders' equity of the Borrower and its Consolidated Subsidiaries for the fiscal year then ended, and the accompanying footnotes, together with the opinion thereon, of Ernst & Young, LLP, independent certified public accountants, and the interim consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as at October 31, 1995, and the related consolidated income statement and statements of cash flows and changes in stockholders' equity for the nine (9) month period then ended, copies of which have been furnished to the Administrative Agent, are complete and correct and fairly present the financial condition of the Borrower and its Consolidated Subsidiaries as at such dates and the results of the operations of the Borrower and its Consolidated Subsidiaries for the periods covered by such statements, all in accordance with GAAP consistently applied (subject to recurring year end adjustments in the case of the interim financial statements). Except as disclosed on Schedule 5.5, there are no liabilities of the Borrower or any of its Consolidated Subsidiaries, fixed or contingent, which are material but are not reflected in such financial statements or in the notes thereto, other than liabilities arising in the ordinary course of business since January 31, 1995. No information, exhibit or report furnished by the Borrower to the Administrative Agent in connection with the negotiation of this Agreement contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained therein not materially misleading. Since January 31, 1995, there has been no change in the financial condition, business or operations of the Borrower or any of its Subsidiaries which has had, or could reasonably be expected to have, a Material Adverse Effect.

     Section 5.6. Ownership and Liens. Except as set forth on Schedule 7.2, each
                  -------------------
of the Borrower and its Material Subsidiaries has good, marketable title in fee simple to, or valid leasehold interests in, all of its material properties and assets, real and personal, including the properties and assets, and leasehold interests reflected in the financial statements referred to in Section 5.5 or submitted pursuant to Section 6.8 hereof, as the case may be (other than any properties or assets disposed of in the ordinary course of business), and none of the material properties and assets owned by the Borrower or any of its Subsidiaries and none of its material leasehold interests is subject to any Lien, except as disclosed in such Schedule 7.2, such financial statements or as may be permitted hereunder.

     Section 5.7. Taxes. To the best of the Borrower's knowledge, all material
                  -----
tax and other information returns required to be filed by or on behalf of the Borrower and its Subsidiaries have been properly prepared, executed and filed. All material taxes, assessments, fees and other governmental charges upon the Borrower or any of its Subsidiaries or upon any of their respective properties, incomes, sales or franchises which are due and payable have been paid other than those not yet delinquent and payable without premium or penalty, and except for those being diligently contested in good faith and by appropriate proceedings, and in each case adequate reserves and provisions for taxes on the books of the Borrower and each of its Subsidiaries are adequate for all open years and for its current fiscal period. None of the Borrower or its Subsidiaries knows of any proposed additional assessment or basis for any material assessment for additional taxes (whether or not reserved against). The federal, state and local and foreign income tax liabilities of the Borrower have been finally determined by the Internal Revenue Service and other relevant taxing authorities, or the time for audit has expired, for all fiscal periods ending on or prior to January 31, 1989 and all such liabilities (including all deficiencies assessed following audit) have been satisfied. None of the Borrower, its Subsidiaries or any of their respective consolidated return groups has at any time filed a consolidated tax return with any Person other than the Borrower and its Subsidiaries, except as set forth in Schedule 5.7. Schedule 5.7 describes all tax sharing arrangements or agreements to which the Borrower or any of its Subsidiaries is bound.

     Section 5.8. ERISA.
                  -----

     (a) Schedule 5.8 sets forth a correct and complete list of each Plan or Multiemployer Plan with respect to the employees of the Borrower and its ERISA Affiliates.

     (b) Each Plan, and, to the best knowledge of the Borrower, each Multiemployer Plan, is in compliance in all material respects with, and has been administered in all material respects in compliance with, the applicable provisions of ERISA, the Code and any other applicable Federal or state law, and no event or condition is occurring or exists concerning which the Borrower would be under an obligation to furnish a report to the Banks in accordance with
Section 6.8(h) hereof. As of the most recent valuation date for each Plan, each Plan was "fully funded", or shall be "fully funded" within twelve (12) months of the later of: (i) the date such Plan became a Plan with respect to the employees of the Borrower and its ERISA Affiliates or (ii) the date such Plan was deemed other than "fully funded". For purposes of this Section 5.8, "fully funded" shall mean that the fair market value of the assets of the Plan is not less than the present value of the accrued benefits of all participants in the Plan, computed on a Plan termination basis. To the best knowledge of the Borrower, no Plan has been other than "fully funded" for greater than the twelve (12) month period prescribed above as of the date these representations are made with respect to any Loan under this Agreement.

     Section 5.9. Material Subsidiaries and Ownership of Stock. Schedule 5.9 is
                  --------------------------------------------
a complete and accurate list of the Material Subsidiaries of the Borrower, showing the jurisdiction of incorporation or organization of each such Material Subsidiary and showing the percentage of the Borrower's or any of its Subsidiaries' ownership of the outstanding stock or other interest of each such Material Subsidiary. All of the outstanding capital stock or other interest of each such Material Subsidiary has been validly issued, is fully paid and nonassessable and is owned by the Borrower or such Subsidiary free and clear of all Liens, except as set forth on Schedule 7.2.

     Section 5.10. Credit Arrangements. Schedule 5.10 is a complete and correct
                   -------------------
list of all credit agreements, inden tures, purchase agreements, guaranties, Capital Leases and other investments, agreements and arrangements presently in effect providing for or relating to extensions of Debt equal to or greater than $1,000,000 in respect of which the Borrower or any of its Subsidiaries is in any manner directly or contingently obligated; and the maximum principal or face amounts of the Debt in question, outstanding and which can be outstanding, are correctly stated, and all Liens of any nature given or agreed to be given as security therefor are correctly described or indicated in such Schedule.

     Section 5.11. Operation of Business. To the best of the Borrower's
                   ---------------------
knowledge, each of the Borrower and its Subsidiaries possesses all material licenses, permits, franchises, patents, copyrights, trademarks and trade names, or rights thereto, to conduct its business substantially as now conducted and as presently proposed to be conducted, and neither the Borrower nor any of its Subsidiaries is in violation of any valid rights of others with respect to any of the foregoing, except where such violation is not reasonably expected to have a Material Adverse Effect.

     Section 5.12. Hazardous Materials. The Borrower and each of its
                   -------------------
Subsidiaries have obtained all permits, licenses and other authorizations which are required under all Environmental Laws, except to the extent failure to have any such permit, license or authorization would not have a Mate rial Adverse Effect. The Borrower and each of its Subsid iaries are in compliance with the terms and conditions of all such permits, licenses and authorizations, and are also in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any applicable Environmental Law or in any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder, except to the extent failure to comply would not have a Material Adverse Effect. To the best of the Borrower's knowledge, except as heretofore disclosed to the Administrative Agent or as set forth on
Schedule 5.12, there have been no environmental investigations, studies, audits, tests, reviews or other analyses conducted by or that are in the possession of the Borrower or any of its Subsidiaries with respect to any property or facility now or previously owned or leased by the Borrower or any of its Environmental Affiliates which reveal facts or circumstances that could reasonably be expected to have a Material Adverse Effect.

     Section 5.13. No Default on Outstanding Judgments or Orders. Each of the
                   ---------------------------------------------
Borrower and its Subsidiaries has sat isfied all judgments and neither the Borrower nor any of its Subsidiaries is in default with respect to any judgment, writ, injunction or decree of any Governmental Authority, except where the failure so to do is not reasonably expected to have a Material Adverse Effect.

     Section 5.14. No Defaults on Other Agreements. Neither the Borrower nor any
                   -------------------------------
of its Subsidiaries is in default in any respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any indenture, loan or credit agreement or any lease or other agreement or instrument with respect to its business to which it is a party which default could reasonably be expected to have a Material Adverse Effect.

     Section 5.15. Labor Disputes and Acts of God. Neither the business nor the
                   ------------------------------
properties of the Borrower or of any of its Subsidiaries are currently affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance) that could reasonably be expected to have a Material Adverse Effect.

     Section 5.16. Governmental Regulation. Neither the Borrower nor any of its
                   -----------------------
Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935, the Investment Company Act of 1940, the Interstate Commerce Act, the Federal Power Act or any statute or regulation limiting its ability to incur indebtedness for money borrowed as con templated hereby.

     Section 5.17. Insurance. The Borrower maintains through itself or through
                   ---------
financially sound and reputable insurers not related to or affiliated with the Borrower insurance with respect to its properties and business and against at least such liabilities, casualties and contingencies and in at least such types and amounts as is customary in the case of corporations engaged in the same or a similar business or having similar properties similarly situated. It is understood that the Borrower shall be self-insured only for noncatastrophic insurance coverage. Schedule 5.17 sets forth a complete and correct list and brief description of all insurance currently maintained by or on respect of the Borrower, setting forth the identity of the insurance carrier, the type of coverage, the amount of coverage and the deductible. There are no claims, actions, suits, proceedings against, arising under or based upon any of such insurance policies except as set forth in Schedule 5.17 which could reasonably be expected to have a Material Adverse Effect. Schedule 5.17 identifies each insurance policy providing for a retrospective premium adjustment or other change in compensation payable to the insurer on the basis of claim or loss experience, and describes any liability the Borrower has in respect of such matters.

     Section 5.18. Intellectual Property. To the best of the Borrower's
                   ---------------------
knowledge, the Borrower and each of its Subsidiaries owns, or is licensed or otherwise has the right to use, all the material patents, trademarks, service marks, names (trade, service, fictitious or otherwise), copyrights, technology (including but not limited to computer programs and software), processes, data bases and other rights, free from burdensome restrictions, necessary to own and operate its properties and carry on its business as presently conducted and presently planned to be conducted without conflict with the rights of others.
ARTICLE 6. AFFIRMATIVE COVENANTS.

            So long as any of the Notes shall remain unpaid or any Bank shall have any Commitment under this Agreement, the Borrower shall:

     Section 6.1. Maintenance of Existence. Preserve and maintain, and cause
                  ------------------------
each of its Subsidiaries to preserve and maintain, its corporate existence and good standing in the jurisdiction of its incorporation, and qualify and remain qualified, and cause each of its Subsidiaries to qualify and remain qualified, as a foreign corporation in each jurisdiction in which such qualification is required, except where the failure to do so could not be reasonably expected to have a Material Adverse Effect.

     Section 6.2. Conduct of Business. Continue, and cause each of its
                  -------------------
Subsidiaries to continue, to engage in, directly or indirectly, the provision of consumer goods or services, except for other businesses that may be operated as a result of an Acceptable Acquisition.

     Section 6.3. Maintenance of Properties. Maintain, keep and preserve, and
                  -------------------------
cause each of its Subsidiaries to maintain, keep and preserve, all of its material properties (tangible and intangible), permits and licenses necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted.

     Section 6.4. Maintenance of Records. Keep, and cause each of its
                  ----------------------
Subsidiaries to keep, adequate records and books of account, in which complete entries will be made in accordance with GAAP, reflecting all material financial transactions of the Borrower and its Subsidiaries.

     Section 6.5 Maintenance of Insurance. Maintain, either through itself or
                 ------------------------
with financially sound and reputable insurers, insurance with respect to its properties and business and against such liabilities, casualties and contingencies and of such types and in such amounts as is customary in the case of corporations engaged in the same or similar businesses or having similar properties similarly situated, which insurance shall in any event not provide for a materially lower level of coverage than the insurance referred to in
Section 5.17 in effect on the Closing Date. Further, the Borrower shall furnish to the Administrative Agent from time to time upon request the policies under which such insurance is issued, certificates of insurance and such other information relating to such insurance as the Administrative Agent may reasonably request.

     Section 6.6. Compliance with Laws. Comply, and cause each of its
                  --------------------
Subsidiaries to comply, with all applicable material laws, rules, regulations and orders.

     Section 6.7. Right of Inspection. At any reasonable time and from time to
                  -------------------
time and, so long as no Default or Event of Default shall have occurred or be continuing, upon not less than five (5) Banking Days' prior notice, and subject to the provisions of Section 11.15, permit the Administrative Agent or any Bank or any agent or representative thereof, to examine and make copies and abstracts from the records and books of account of, and visit the properties of, the Borrower and any of its Subsidiaries, and to discuss the affairs, finances and accounts of the Borrower and any such Subsidiary with any of their respective officers and directors and the Borrower's independent accountants, and to conduct an audit of the Borrower; provided, that so long as no Default or Event
                                  --------
of Default shall have occurred or be continuing, each Bank may not exercise the benefits conferred upon it under this Section 6.7 more than once during any calendar year.

     Section 6.8. Reporting Requirements. Furnish to the Administrative Agent,
                  ----------------------
who shall provide copies thereof to the Banks:

     (a) as soon as available and in any event within 90 days after the end of each fiscal year of the Bor rower, a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such fiscal year and a consolidated and consolidating income statement and statements of cash flows and changes in stockholders' equity of the Borrower and its Consolidated Subsidiaries for such fiscal year, all in reasonable detail and stating in comparative form the respective consolidated and consolidating figures for the corresponding date and period in the prior fiscal year and all prepared in accordance with GAAP and as to the consolidated statements accompanied by an unqualified opinion by Ernst & Young, LLP or other independent accountants of national standing selected by the Borrower;

     (b) as soon as available and in any event within 45 days after the end of each of the first three quarters of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such quarter and a consolidated and consolidating income statement and statements of cash flows and changes in stockholders' equity, of the Borrower and its Consolidated Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, all in reasonable detail and stating in comparative form the respective consolidated and consolidating figures for the corresponding date and period in the previous fiscal year and all prepared in accordance with GAAP and certified by the chief financial officer of the Borrower (subject to normally recurring year-end adjustments);

     (c) (i) promptly upon receipt thereof, copies of any reports, inclusive of any management letters, submitted to the Borrower or any of its Subsidiaries by independent certified public accountants in connection with examination of the financial statements of the Borrower or any such Subsidiary made by such accountants and (ii) within five (5) Banking Days of receipt thereof, any Debt Ratings issued by Moody's or S&P;

     (d) simultaneously with the delivery of the financial statements referred to above, a certificate substantially in the form of Exhibit J of the chief financial officer of the Borrower (i) certifying that to the best of his knowledge no Default or Event of Default has occurred and is continuing or, if a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof and the action which is proposed to be taken with respect thereto, and (ii) with computations demonstrating compliance with the covenants contained in Article 8;

     (e) simultaneously with the delivery of the annual financial statements referred to in Section 6.8(a), a certificate of the independent public accountants who audited such statements to the effect that, in making the examination necessary for the audit of such statements, they have obtained no knowledge of any condition or event which constitutes a Default or Event of Default, or if such accountants shall have obtained knowledge of any such condition or event, specifying in such certificate each such condition or event of which they have knowledge and the nature and status thereof;

     (f) promptly after the commencement thereof, notice of all actions, suits, and proceedings before any Governmental Authority, affecting the Borrower or any of its Subsidiaries which, if determined adversely to the Borrower or such Subsidiary, could reasonably be expected to have a Material Adverse Effect;

     (g) as soon as possible, and in any event within 5 Banking Days after the occurrence of each Default or Event of Default, a written notice setting forth the details of such Default or Event of Default and the action which is proposed to be taken by the Borrower with respect thereto;

     (h) as soon as possible, and in any event within ten days after the Borrower knows or has reason to know that any of the events or conditions specified below have occurred or exist, a statement signed by a senior financial officer of the Borrower setting forth details respecting such event or condition and the action, if any, which the Borrower or its ERISA Affiliate proposes to take with respect thereto (and a copy of any report or notice required to be filed with or given to PBGC by the Borrower or an ERISA Affiliate with respect to such event or condition):

     (i) any reportable event, as defined in Section 4043(b) of ERISA, with respect to a Plan, as to which PBGC has not by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event (provided that a failure to meet the minimum funding standard of Section 412 of the Code or Section 302 of ERISA including, without limitation, the failure to make on or before its due date a required installment under
Section 412(m) of the Code or Section 302(e) of ERISA, shall be a reportable event regardless of the issuance of any waivers in accordance with Section 412(d) of the Code) and any request for a waiver under Section 412(d) of the Code for any Plan;

          (ii) the distribution under Section 4041 of ERISA of a notice of intent to terminate any Plan which is not "fully funded", as such term is defined in Section 5.8(b), or any action taken by the Borrower or an ERISA Affiliate to terminate any such Plan;

          (iii) the institution by PBGC of pro ceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Borrower or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by PBGC with respect to such Multiemployer Plan;

          (iv) the complete or partial withdrawal from a Multiemployer Plan by the Borrower or any ERISA Affiliate that results in liability under Section 4201 or 4204 of ERISA (including the obligation to satisfy secondary liability as a result of a purchaser default) or the receipt of the Borrower or any ERISA Affiliate of notice from a Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA or that it intends to terminate or has terminated under Section 4041A of ERISA;

          (v) the institution of a proceeding by a fiduciary or any Multiemployer Plan against the Borrower or any ERISA Affiliate to enforce
Section 515 of ERISA, which proceeding is not dismissed within 30 days;

          (vi) the adoption of an amendment to any Plan that pursuant to Section 401(a)(29) of the Code or Section 307 of ERISA would result in the loss of tax exempt status of the trust of which such Plan is a part if the Borrower or an ERISA Affiliate fails to timely provide security to the Plan in accordance with the provisions of said Sections;

          (vii) any event or circumstance exists which may reasonably be expected to constitute grounds for the Borrower or any ERISA Affiliate to incur liability under Title IV of ERISA or under Sections 412(c)(11) or 412(n) of the Code with respect to any Plan; and

          (viii) the Unfunded Benefit Liabilities of one or more Plans equal or exceed $5,000,000 in the aggregate;

     (i) promptly after the request of the Administrative Agent, copies of each annual report filed pursuant to Section 104 of ERISA with respect to each Plan (including, to the extent required by Section 104 of ERISA, the related financial and actuarial statements and opinions and other supporting statements, certifications, schedules and information referred to in Section 103) and each annual report filed with respect to each Plan under Section 4065 of ERISA; provided, however, that in the case of a Multiemployer Plan, such annual reports shall be furnished only if they are available to the Borrower or an ERISA Affiliate;

     (j) promptly after the furnishing thereof, copies of any statement or report furnished to any other party pursuant to the terms of any indenture, loan or credit or similar agreement and not otherwise required to be fur nished to the Administrative Agent pursuant to any other clause of this Section 6.8;

     (k) as soon as available and in any event within three (3) Banking Days after filing the same with the Securities and Exchange Commission, but in no event later than 110 days after the end of each fiscal quarter of the Borrower, a true and complete copy of the Borrower's Form 10Q;

     (l) as soon as available and in any event within three (3) Banking Days after filing the same with the Securities and Exchange Commission, but in no event later than 110 days after the end of each fiscal year of the Borrower, a true and complete copy of the Borrower's Form 10K;

     (m) promptly after the sending or filing thereof, copies of all proxy statements, financial statements and reports which the Borrower has made generally available to its stockholders, and copies of all regular, periodic and special reports, and all registration statements, which the Borrower files with the Securities and Exchange Commission or any Governmental Authority which may be substituted therefor, or with any national securities exchange; and

     (n) such other information respecting the condition or operations, financial or otherwise, of the Bor rower or any of its Subsidiaries as the Administrative Agent, or any Bank through the Administrative Agent, may from time to time reasonably request.

     Section 6.9. Payment of Taxes and Other Potential Charges and Priority
                  ---------------------------------------------------------
Claims. Pay or discharge
- ------

     (a) on or prior to the date on which penalties attach thereto, all taxes, assessments and other governmental charges imposed upon it or any of its properties;

     (b) on or prior to the date when due, all lawful claims of materialmen, mechanics, carriers, warehousemen, landlords and other like Persons which, if unpaid, might result in the creation of a Lien upon any such property; and

     (c) on or prior to the date when due, all other lawful claims which, if unpaid, might result in the creation of a Lien upon any such property or which, if unpaid, might give rise to a claim entitled to priority over general creditors of the Borrower in a case under Title 11 (Bankruptcy) of the United States Code, as amended;

provided, that unless and until foreclosure, distraint, levy, sale or similar proceedings shall have been commenced, the Borrower need not pay or discharge any such tax, assessment, charge or claim so long as (x) the validity thereof is contested in good faith and by appropriate proceedings diligently conducted, and
(y) such reserves or other appropriate provisions as may be required by GAAP shall have been made therefor.

     Section 6.10. ERISA Plans. Within twelve (12) months of the later of: (i)
                   -----------
the date any Plan or Multiemployer Plan became a Plan or Multiemployer Plan with respect to the employees of the Borrower and its ERISA Affiliates or (ii) the date any such Plan or Multiemployer Plan was deemed other than "fully funded", the Borrower shall cause such Plan or Multiemployer Plan to be "fully funded". For purposes of this
Section 6.10, "fully funded" shall mean that the fair market value of the assets of the Plan is not less than the present value of the accrued benefits of all participants in the Plan, computed on a Plan termination basis.


                         ARTICLE 7. NEGATIVE COVENANTS.

     So long as any of the Notes shall remain unpaid or any Bank shall have any Commitment under this Agreement, the Borrower shall not:

     Section 7.1. Debt. Create, incur, assume or suffer to exist, or permit any
                  ----
of its Subsidiaries to create, incur, assume or suffer to exist any Debt, except:

     (a) Debt of the Borrower under this Agreement or the Notes;

     (b) Debt described in Schedule 5.10, including renewals, extensions or refinancings thereof, provided that the principal amount thereof does not increase;

     (c) Debt of the Borrower subordinated on terms reasonably satisfactory to the Banks to the Borrower's obligations under this Agreement and the Notes;

     (d) Debt of the Borrower to any such Subsid iary or of any Subsidiary to the Borrower or another such Subsidiary;

     (e) Debt in respect of letters of credit issued for the account of the Borrower or any such Subsidiary in an aggregate face amount outstanding at any time of up to $30,000,000;

     (f) Debt incurred in connection with accep tances of the Borrower or any such Subsidiary in an aggregate amount outstanding at any one time of up to $25,000,000;

                     (g) Debt of any Person which becomes a
Subsidiary of the Borrower in connection with any Acceptable Acquisition permitted by Section 7.8 or Debt which is acquired and assumed by the Borrower or any of its Subsidiaries in connection with an Acceptable Acquisition permitted by Section 7.8; provided that such Debt was in existence and
                          --------
outstanding prior to and on the date that such Person became a Subsidiary or such Acceptable Acquisition was consummated, and such Debt was not created in contemplation of such Person becoming a Subsidiary or such Acceptable Acquisition being consummated, and any renewals, extensions or refinancings thereof, provided that the principal amount thereof does not increase; and provided, further, however, that the Debt
- --------  -------  -------
permitted by this subsection (g) shall not (i) cause the Borrower to exceed the limitations contained in subsections (e) or (f) of this Section 7.1 or (ii) cause the Borrower to exceed the limitation contained in subsection (h) of this
Section 7.1 after recalculating such amounts on a consolidated basis with the acquired Debt and the acquired business or Person;

     (h) Debt of the Borrower up to five percent (5%) of its total assets, including Debt permitted by subsection (g) of this Section 7.1, as measured at the end of the immediately preceding fiscal quarter, as calculated on a consolidated basis in accordance with GAAP; and

     (i) Debt of the Borrower or any such Subsid iary secured by purchase money Liens permitted by Section 7.2.

     Section 7.2. Liens. Create, incur, assume or suffer to exist, or permit any
                  -----
of its Subsidiaries to create, incur, assume or suffer to exist, any Lien, upon or with respect to any of its properties, now owned or hereafter acquired, except:

     (a) Liens for taxes or assessments or other government charges or levies if not yet due and payable or if due and payable if they are being contested in good faith by appropriate proceedings and for which appropriate reserves are maintained;

     (b) Liens imposed by law, such as mechanic's, materialmen's, landlord's, warehousemen's and carrier's Liens, and other similar Liens, securing obligations incurred in the ordinary course of business which are not past due for more than 30 days, or which are being contested in good faith by appropriate proceedings and for which appropriate reserves have been established;

     (c) Liens under workmen's compensation, unem ployment insurance, social security or similar legislation (other than ERISA);

     (d) Liens, deposits or pledges to secure the performance of bids, tenders, contracts (other than contracts for the payment of money), leases (permitted under the terms of this Agreement), public or statutory obligations, surety, stay, appeal, indemnity, performance or other similar bonds, or other similar obligations arising in the ordinary course of business;

     (e) judgment and other similar Liens arising in connection with court proceedings; provided that the exe cution or other enforcement of such Liens is effectively stayed and the claims secured thereby are being actively con tested in good faith and by appropriate proceedings;

     (f) easements, rights-of-way, restrictions and other similar encumbrances which, in the aggregate, do not materially interfere with the occupation, use and enjoyment by the Borrower or any such Subsidiary of the property or assets encumbered thereby in the normal course of its business or materially impair the value of the property sub ject thereto;

     (g) Liens securing obligations of: (i) any such Subsidiary to the Borrower or another such Subsidiary or (ii) the Borrower to any such Subsidiary;

     (h) Liens securing Debt greater than $500,000 in the aggregate existing on the Closing Date as set forth in Schedule 7.2 and Liens securing Debt equal to or less than $500,000 in the aggregate existing on the Closing Date;

     (i) Liens securing Debt permitted under Section 7.1(g), provided that such Liens only affect property acquired in connection with the Acceptable Acquisition pursuant to which such Debt was incurred;

     (j) As at any time, Liens securing up to an aggregate of $30,000,000 of Debt permitted under Section 7.1 (including, for purposes of determining such aggregate amount, Debt secured by Liens permitted under other subsections of this Section 7.2); and

     (k) purchase money Liens on any property hereafter acquired or the assumption of any Lien on property existing at the time of such acquisition, or a Lien incurred in connection with any conditional sale or other title retention agreement or a Capital Lease; provided that:

          (i) any property subject to any of the foregoing is acquired by the Borrower or any such Subsidiary in the ordinary course of its business and the Lien on any such property is created contemporaneously with such acquisition;

          (ii) the obligation secured by any Lien so created, assumed or existing shall not exceed 100% of the lesser of cost or fair market value as of the time of acquisition of the property covered thereby to the Borrower or such Subsidiary acquiring the same;

          (iii) each such Lien shall attach only to the property so acquired and fixed improvements thereon;

          (iv) the Debt secured by all such Liens shall not exceed $30,000,000 in the aggregate; and

          (v) the obligations secured by such Lien are permitted by the provisions of Section 7.1.

     Section 7.3. Investments. Make, or permit any of its Subsidiaries to make,
                  -----------
any loan or advance to any Person or purchase or otherwise acquire, or permit any such Subsidiary to purchase or otherwise acquire, any capital stock, assets, obligations or other securities of, make any capital contribution to, or otherwise invest in, or acquire any interest in, any Person, except: (a) Cash Equivalent Investments ; (b) for stock, obligations or securities received in settlement of debts (created in the ordinary course of business) owing to the Borrower or any such Subsid iary; (c) any Acceptable Acquisition permitted by
Section 7.8; (d) investments by the Borrower in one of its Subsidiaries or investments by one or more Subsidiaries of the Borrower in another Subsidiary of the Borrower; (e) for other investments (including minority interests in joint ventures, partnerships and other Persons that are held for investment purposes) not exceeding $50,000,000 in the aggregate for all such investments; or (f) for the repurchase of outstanding equity securities of the Borrower.

     Section 7.4. Sale of Assets. Sell, lease, assign, transfer or otherwise
                  --------------
dispose of, or permit any of its Subsidiaries to sell, lease, assign, transfer or otherwise dispose of, any of its now owned or hereafter acquired assets (including, without limitation, shares of stock and indebtedness of such Subsidiaries, receivables and leasehold interests); except: (a) for inventory disposed of in the ordinary course of business; (b) the sale or other disposi tion of assets no longer used or useful in the conduct of its business; (c) that any such Subsidiary may sell, lease, assign, or otherwise transfer its assets to the Borrower or any other such Subsidiary; (d) the sale or other disposition of assets by the Borrower to its Subsidiaries with an aggregate value not exceeding twenty percent (20%) of the consolidated revenues of the Borrower and its Subsidiaries for the immediately preceding fiscal year; and (e) the sale or other disposition of assets in any fiscal year to a Person other than the Borrower, its Subsidiaries or any of their respective Affiliates with an aggregate value not exceeding fifteen percent (15%) of the consolidated revenues of the Borrower and its Subsidiaries for the immediately preceding fiscal year.

     Section 7.5. Stock of Subsidiaries, Etc. Sell or otherwise dispose of any
                  --------------------------
equity interest of any of its Subsidiaries, except in connection with a transaction permitted under Section 7.4, 7.7 or 7.8 or permit any such Subsidiary to issue any additional equity interest to any Person other than Borrower or another such Subsidiary, except directors' qualifying shares.

     Section 7.6. Transactions with Affiliates. Enter into any transaction,
                  ----------------------------
including, without limitation, the purchase, sale or exchange of property or the rendering of any service, with any Affiliate (other than a Subsidiary of the Borrower) or permit any of its Subsidiaries to enter into any such transaction, including, without limitation, the purchase, sale or exchange of property or the rendering of any service, with any Affiliate (other than a Subsidiary of the Borrower), except in the ordinary course of and pursuant to the reasonable requirements of the Borrower's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than would it obtain in a comparable arm's length transaction with a Person not an Affiliate.

     Section 7.7. Mergers, Etc. Merge or consolidate with, or sell, assign,
                  ------------
lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereaf ter acquired) to, any Person, or acquire all or substantially all of the assets or the business of any Person (or enter into any agreement to do any of the foregoing), or permit any of its Subsidiaries to do so, except that: (a) any such Sub sidiary may merge into or transfer assets to the Borrower; (b) any Subsidiary may merge into or consolidate with or transfer assets to any other Subsidiary; (c) the Borrower or any such Subsidiary may effect any Acceptable Acquisition permitted by Section 7.8 and (d) the Borrower or any of its Subsidiaries may make any sale or other disposition of assets permitted by
Section 7.4.

     Section 7.8. Acquisitions. Make any Acquisition other than an Acceptable
                  ------------
Acquisition.


                         ARTICLE 8. FINANCIAL COVENANTS.

     So long as any of the Notes shall remain unpaid or any Bank shall have any Commitment under this Agreement:

     Section 8.1. Minimum Net Worth. The Borrower shall maintain at all times a
                  -----------------
Net Worth of not less than: (a) $200,000,000, plus (b) the greater of zero (0)
                                              ----
or 50% of cumulative Net Income after January 31, 1996, plus (c) at such time as
                                                        ----
Davidson & Associates, Inc. and Sierra Online, Inc. are acquired by the Borrower, 50% of the Net Worth of such Persons.

     Section 8.2. Leverage Ratio. The Borrower shall maintain at all times, as
                  --------------
measured at the end of the most recently completed fiscal quarter, a Leverage Ratio of not greater than 3.5 to 1.0.

     Section 8.3. Interest Coverage Ratio. The Borrower shall maintain at all
                  -----------------------
times an Interest Coverage Ratio, measured as of the end of the most recently completed fiscal quarter, of not less than 3.5 to 1.0 at any time.


                          ARTICLE 9. EVENTS OF DEFAULT.

     Section 9.1. Events of Default. Any of the following events shall be an
                  -----------------
"Event of Default":

     (a) the Borrower shall: (i) fail to pay the principal of any Note as and when due and payable; or (ii) fail to pay interest on any Note or any fee or other amount due hereunder within five (5) Banking Days after such amount shall become due and payable;

     (b) any representation or warranty made or deemed made by the Borrower in this Agreement or in any other Facility Document to which it is a party or which is contained in any certificate, document, opinion, financial or other statement furnished at any time under or in connection with any Facility Document shall prove to have been incorrect in any material respect on or as of the date made or deemed made;

     (c) the Borrower shall: (i) fail in any material respect to perform or observe any term, covenant or agreement contained in Section 2.3, subsections
(e) through (i) and (l) through (n) of Section 6.8 or Articles 7 or 8; or (ii) fail in any material respect to perform or observe any term, covenant or agreement on its part to be performed or observed under subsections (a), (b),
(c), (d), (j) or (k) of Section 6.8 and such failure shall continue for 10 consecutive days after notice from the Administrative Agent; or (iii) fail in any material respect to perform or observe any term, covenant or agreement on its part to be performed or observed (other than the obligations specifically referred to in clause (i) or (ii) or elsewhere in this Section 9.1) in any Facility Document and such failure shall continue for 30 consecutive days after notice from the Administrative Agent to the Borrower or from the Borrower to the Administrative Agent;

     (d) the Borrower or any of its Subsidiaries shall: (i) fail to pay any Debt in aggregate amount in excess of $5,000,000 (other than the payment obligations described in (a) above), of the Borrower or such Subsidiary, as the case may be, or any interest or premium thereon, when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise); or (ii) fail to perform or observe any term, covenant or condition on its part to be performed or observed under any agreement or instrument relating to any such indebtedness, when required to be performed or observed, if the effect of such failure to perform or observe is to accelerate, or to permit the accel eration of, after the giving of notice or passage of time, or both, the maturity of such Debt; or any such Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof;

     (e) the Borrower or any of its Subsidiaries: (i) shall generally not, or be unable to, or shall admit in writing its inability to, pay its debts as such debts become due; or (ii) shall make an assignment for the benefit of creditors, petition or apply to any tribunal for the appointment of a custodian, receiver or trustee for it or a substantial part of its assets; or (iii) shall commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or (iv) shall have had any such petition or application filed or any such proceeding shall have been commenced, against it, in which an adjudication or appointment is made or order for relief is entered, or which petition, application or proceeding remains undismissed for a period of 60 days or more; or (v) by any act or omission shall indicate its consent to, approval of or acquiescence in any such petition, application or proceeding or order for relief or the appointment of a custodian, receiver or trustee for all or any substantial part of its property; or (vi) shall suffer any such custodianship, receivership or trusteeship to continue undischarged for a period of 60 days or more;

     (f) one or more judgments, decrees or orders for the payment of money in excess of $10,000,000 in the aggregate shall be rendered against the Borrower or any of its Subsidiaries and such judgments, decrees or orders shall continue unsatisfied and in effect for a period of 60 consecutive days without being vacated, discharged, satisfied or stayed or bonded pending appeal;

     (g) any event or condition shall occur or exist with respect to any Plan or Multiemployer Plan concern ing which the Borrower is under an obligation to furnish a report to the Administrative Agent in accordance with Section 6.8(h) hereof and as a result of such event or condition, together with all other such events or conditions, the Borrower or any ERISA Affiliate has incurred or in the reasonable opinion of the Required Banks is reasonably likely to incur a liability to a Plan, a Multiemployer Plan, the PBGC, or a Section 4042 Trustee (or any combination of the foregoing) which is material in relation to the financial position of the Borrower and its Subsidiaries, on a consolidated basis; provided, however, that any such amount shall not be deemed to be material so long as all such amounts do not exceed $5,000,000 in the aggregate;

     (h) (i) any Person or two or more Persons acting in concert shall have acquired beneficial ownership (within the meaning of Rules 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of greater than 50% of the outstanding shares of voting stock of the Borrower; or
(ii) during any period of 12 con secutive months, commencing before or after the date of this Agreement, individuals who at the beginning of such 12month period were directors of the Borrower, together with any new directors whose election by the board of directors of the Borrower or whose nomination by stockholders of the Borrower was approved by a majority of the directors then still in office and who are either directors at the beginning of such period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the board of directors of the Borrower; or

     (i) this Agreement or any other Facility Document or term or provision hereof or thereof shall cease to be in full force and effect (except in accordance with the express terms of such document), or the Borrower shall, or purport to, terminate (except in accordance with the terms of such document), repudiate, declare voidable or void or otherwise contest, this Agreement or any Facility Document or any other term hereof or thereof or any obligation or liability of the Borrower hereunder or thereunder.

     Section 9.2. Remedies. If any Event of Default shall occur and be
                  --------
continuing, the Administrative Agent shall, upon request of the Required Banks, by notice to the Borrower, (a) declare the Commitments to be terminated, whereupon the same shall forthwith terminate, and/or (b) declare the outstanding principal of the Notes, all interest thereon and all other amounts payable under this Agreement and the Notes to be forthwith due and payable, whereupon the Notes, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided that, in the case of an Event of Default referred to in Section 9.1(e) above, the Commitments shall be immediately terminated, and the Notes, all interest thereon and all other amounts payable under this Agreement shall be immediately due and payable without notice, presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Borrower.

ARTICLE 10. THE
ADMINISTRATIVE AGENT; RELATIONS AMONG BANKS AND BORROWER.

     Section 10.1. Appointment, Powers and Immunities of Administrative Agent.
                   ----------------------------------------------------------
Each Bank hereby irrevocably (but subject to removal by the Required Banks pursuant to Section 10.9) appoints and authorizes the Administrative Agent to act as its agent hereunder and under any other Facility Document with such powers as are specifically delegated to the Administrative Agent by the terms of this Agreement and any other Facility Document, together with such other powers as are reasonably incidental thereto. The Administrative Agent shall have no duties or responsibilities except those expressly set forth in this Agreement and any other Facility Document, and shall not by reason of this Agreement be a trustee for any Bank. The Administrative Agent shall not be responsible to the Banks for any recitals, statements, representations or warranties made by the Borrower or any officer or official of the Borrower or any other Person contained in this Agreement or any other Facility Document, or in any certificate or other document or instrument referred to or provided for in, or received by any of them under, this Agreement or any other Facility Document, or for the value, legality, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Facility Document or any other document or instrument referred to or provided for herein or therein, for the perfection or priority of any collateral security for the Loans or for any failure by the Borrower to perform any of its obligations hereunder or thereunder. The Administrative Agent may employ agents and attorneysinfact and shall not be responsible, except as to money or securities received by it or its authorized agents, for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. Neither the Administrative Agent nor any of its directors, officers, employees or agents shall be liable or responsible for any action taken or omitted to be taken by it or them hereunder or under any other Facility Document or in connection herewith or therewith, except for its or their own gross negligence or willful misconduct. The Borrower shall pay any fee agreed to by the Borrower and the Administrative Agent with respect to the Administrative Agent's services hereunder.

     Section 10.2. Reliance by Administrative Agent. The Administrative Agent
                   --------------------------------
shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telex, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat each Bank as the holder of the Loans made by it for all purposes hereof unless and until a notice of the assignment or transfer thereof satisfactory to the Administrative Agent signed by such Bank shall have been furnished to the Administrative Agent but the Administrative Agent shall not be required to deal with any Person who has acquired a participation in any Loan from a Bank. As to any matters not expressly provided for by this Agreement or any other Facility Document, the Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with instructions signed by the Required Banks, and such instructions of the Required Banks and any action taken or failure to act pursuant thereto shall be binding on all of the Banks and any other holder of all or any portion of any Loan.

     Section 10.3. Defaults. The Administrative Agent shall not be deemed to
                   --------
have knowledge of the occurrence of a Default or Event of Default (other than the non-payment of principal of or interest on the Loans to the extent the same is required to be paid to the Administrative Agent for the account of the Banks) unless the Administrative Agent has received notice from a Bank or the Borrower specifying such Default or Event of Default and stating that such notice is a "Notice of Default." In the event that the Administrative Agent receives such a notice of the occurrence of a Default or Event of Default, the Administrative Agent shall give prompt notice thereof to the Banks (and shall give each Bank prompt notice of each such non-payment). The Administrative Agent shall (subject to Section 10.8) take such action with respect to such Default or Event of Default which is continuing as shall be directed by the Required Banks; provided that, unless and until the Administrative Agent shall have received such directions, the Administrative Agent may take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interest of the Banks; and provided further that the Administrative Agent shall not be required to take any such action which it determines to be contrary to law.

     Section 10.4. Rights of Administrative Agent as a Bank. With respect to its
                   ----------------------------------------
Commitment and the Loans made by it, the Administrative Agent in its capacity as a Bank hereunder shall have the same rights and powers hereunder as any other Bank and may exercise the same as though it were not acting as the Administrative Agent, and the term "Bank" or "Banks" shall, unless the context otherwise indicates, include the Administrative Agent in its capacity as a Bank. The Administrative Agent and its affiliates may (without having to account therefor to any Bank) accept deposits from, lend money to (on a secured or unsecured basis), and generally engage in any kind of banking, trust or other business with, the Borrower (and any of its affiliates) as if it were not acting as the Administrative Agent, and the Administrative Agent may accept fees and other consideration from the Borrower for services in connection with this Agreement or otherwise without having to account for the same to the Banks. Although the Administrative Agent and its affiliates may in the course of such relationships and relationships with other Persons acquire information about the Borrower, its Affiliates and such other Persons, the Administrative Agent shall have no duty to disclose such information to the Banks.

     Section 10.5. Indemnification of Administrative Agent. The Banks agree to
                   ---------------------------------------
indemnify the Administrative Agent (to the extent not reimbursed under Section
11.3 or 11.8 or under the applicable provisions of any other Facility Document, but without limiting the obligations of the Borrower under Section 11.3 or 11.8 or such provisions), ratably in accordance with the aggregate unpaid principal amount of the Loans made by the Banks (without giving effect to any participations, in all or any portion of such Loans, sold by them to any other Person) (or, if no Loans are at the time outstanding, ratably in accordance with their respective Commitments), for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of this Agreement, any other Facility Document or any other documents contemplated by or referred to herein or the transactions contemplated hereby or thereby (including, with out limitation, the costs and expenses which the Borrower is obligated to pay under Section 11.3 or 11.8 or under the applicable provisions of any other Facility Document but excluding, unless a Default or Event of Default has occurred, normal administrative costs and expenses incident to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or thereof or of any such other documents or instruments; provided that no Bank shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the party to be indemnified.

     Section 10.6. Documents. The Administrative Agent will forward to each
                   ---------
Bank, promptly after the Administrative Agent's receipt thereof, a copy of each report, notice or other document required by this Agreement or any other Facility Document to be delivered to the Administrative Agent for such Bank.

     Section 10.7. Non-Reliance on Administrative Agent and Other Banks.
                   ----------------------------------------------------
Each Bank agrees that it has, independently and without reliance on the Administrative Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Borrower and its Subsidiaries and decision to enter into this Agreement and that it will, independently and without reliance upon the Administrative Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or any other Facility Document. The Administrative Agent shall not be required to keep itself informed as to the performance or observance by the Borrower of this Agreement or any other Facility Document or any other document referred to or provided for herein or therein or to inspect the properties or books of the Borrower or any Subsidiary. Except for notices, reports and other documents and information expressly required to be furnished to the Banks by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the affairs, financial condition or business of the Borrower or any Subsidiary (or any of their Affiliates) which may come into the possession of the Administrative Agent or any of its affiliates. The Administrative Agent shall not be required to file this Agreement, any other Facility Document or any document or instrument referred to herein or therein, for record or give notice of this Agreement, any other Facility Document or any document or instrument referred to herein or therein, to anyone.

     Section 10.8. Failure of Administrative Agent to Act. Except for action
                   --------------------------------------
expressly required of the Administrative Agent hereunder, the Administrative Agent shall in all cases be fully justified in failing or refusing to act hereunder unless it shall have received further assurances of the indemnification obligations of the Banks under Section 10.5 in respect of any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

     Section 10.9. Resignation or Removal of Administrative Agent. Subject to
                   ----------------------------------------------
the appointment and acceptance of a successor Administrative Agent as provided below, the Administrative Agent may resign at any time by giving written notice thereof to the Banks and the Borrower, and the Administrative Agent may be removed at any time with or without cause by the Required Banks; provided that the Borrower and the other Banks shall be promptly notified thereof. Upon any such resignation or removal, the Required Banks shall have the right to appoint a successor Administrative Agent reasonably acceptable to the Borrower. If no successor Administrative Agent shall have been so appointed by the Required Banks and shall have accepted such appointment within 30 days after the retiring Administrative Agent's giving of notice of resignation or the Required Banks' removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the Banks, appoint a successor Administrative Agent (provided no Default or Event of Default shall have occurred and be continuing, such successor shall be reasonably acceptable to the Borrower), which shall be a bank which has an office in New York, New York with combined capital and surplus of at least $100,000,000. The Required Banks or the retiring Administrative Agent, as the case may be, shall upon the appointment of a successor Administrative Agent promptly so notify the Borrower and the other Banks. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent's resignation or removal hereunder as Administrative Agent, the provisions of this Article 10 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent.

     Section 10.10. Amendments Concerning Agency Function. The Administrative
                    -------------------------------------
Agent shall not be bound by any waiver, amendment, supplement or modification of this Agreement or any other Facility Document which affects its duties hereunder or thereunder unless it shall have given its prior consent thereto.

     Section 10.11. Liability of Administrative Agent. The Administrative Agent
                    ---------------------------------
shall not have any liabilities or responsibilities to the Borrower on account of the failure of any Bank to perform its obligations hereunder or to any Bank on account of the failure of the Borrower to perform its obligations hereunder or under any other Facility Document.

     Section 10.12. Transfer of Agency Function. Without the consent of the
                    ---------------------------
Borrower or any Bank, the Administrative Agent may at any time or from time to time transfer its functions as Administrative Agent hereunder to any of its offices wherever located, provided that the Administrative Agent shall promptly notify the Borrower and the Banks thereof.

     Section 10.13. Non-Receipt of Funds by the Administrative Agent. Unless the
                    ------------------------------------------------
Administrative Agent shall have been notified by a Bank or the Borrower (either one as appropriate being the "Payor") prior to the date on which such Bank is to make payment hereunder to the Administrative Agent of the proceeds of a Loan or the Borrower is to make payment to the Administrative Agent, as the case may be (either such payment being a "Required Payment"), which notice shall be effective upon receipt, that the Payor does not intend to make the Required Payment to the Administrative Agent, the Administrative Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient on such date and, if the Payor has not in fact made the Required Payment to the Administrative Agent, the recipient of such payment (and, if such recipient is the Borrower and the Payor Bank fails to pay the amount thereof to the Administrative Agent forthwith upon demand, the Borrower) shall, on demand, repay to the Administrative Agent the amount made available to it together with interest thereon for the period from the date such amount was so made available by the Administrative Agent until the date the Administrative Agent recovers such amount at a rate per annum equal to the average daily Federal Funds Rate for such period.

     Section 10.14. Withholding Taxes. Each Bank represents that, as of the date
                    -----------------
hereof, it is entitled to receive any payments to be made to it hereunder without the withholding of any tax and will furnish to the Administrative Agent such forms, certifications, statements and other documents as the Administrative Agent may request from time to time to evidence such Bank's exemption from the withholding of any tax imposed by any jurisdiction or to enable the Administrative Agent to comply with any applicable laws or regulations relating thereto. Without limiting the effect of the foregoing, if any Bank is not created or organized under the laws of the United States of America or any state thereof, in the event that the payment of interest by the Borrower is treated for

U.S. income tax purposes as derived in whole or in part from sources from within the U.S., such Bank will furnish to the Administrative Agent Form 4224 or Form 1001 of the Internal Revenue Service, or such other forms, certifications, statements or documents, duly executed and completed by such Bank as evidence of such Bank's exemption from the withholding of U.S. tax with respect thereto, unless it is prevented from doing so by a Regulatory Change . The Administrative Agent shall not be obligated to make any payments hereunder to such Bank in respect of any Loan or such Bank's Commitment if such Bank shall have failed to comply with any requirement applicable to such Bank set forth in the preceding sentence.

     Section 10.15. Several Obligations and Rights of Banks. The failure of any
                    ---------------------------------------
Bank to make any Loan to be made by it on the date specified therefor shall not relieve any other Bank of its obligation to make its Loan on such date, but no Bank shall be responsible for the failure of any other Bank to make a Loan to be made by such other Bank. The amounts payable at any time hereunder to each Bank shall be a separate and independent debt, and each Bank shall be enti tled to protect and enforce its rights arising out of this Agreement, and it shall not be necessary for any other Bank to be joined as an additional party in any proceeding for such purpose.

     Section 10.16. Pro Rata Treatment of Loans, Etc. Except to the extent
                    --------------------------------
otherwise provided: (a) each borrowing under Section 2.4(a) shall be made from the Banks, each reduction or termination of the amount of the Commitments under
Section 2.7 shall be applied to the Commitments of the Banks, and each payment of facility fee accruing under Section 2.11 shall be made for the account of the Banks, pro rata according to the amounts of their respective unused Com mitments; (b) each conversion under Section 2.5 of Loans of a particular type (but not conversions provided for by Section 3.4), shall be made pro rata among the Banks holding Loans of such type according to the respective principal amounts of such Loans by such Banks; (c) each prepayment and payment of principal of or interest on Syndicated Loans of a particular type and a particular Interest Period shall be made to the Administrative Agent for the account of the Banks holding Syndicated Loans of such type and Interest Period pro rata in accordance with the respective unpaid principal amounts of such Syndicated Loans of such Interest Period held by such Banks.

     Section 10.17. Sharing of Payments Among Banks. If a Bank shall obtain
                    -------------------------------
payment of any principal of or interest on any Syndicated Loan made by it through the exercise of any right of setoff, banker's lien, counterclaim, or by any other means, it shall promptly purchase from the other Banks participations in (or, if and to the extent specified by such Bank, direct interests in) the Syndicated Loans made by the other Banks in such amounts, and make such other adjustments from time to time as shall be equitable to the end that all the Banks shall share the benefit of such payment (net of any expenses which may be incurred by such Bank in obtaining or preserving such benefit) pro rata in accordance with the unpaid principal and interest on the Syndicated Loans held by each of them. To such end the Banks shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored. The Borrower agrees that any Bank so purchasing a participation (or direct interest) in the Syndicated Loans made by other Banks may exercise all rights of setoff, banker's lien, counterclaim or similar rights with respect to such participation (or direct interest). Nothing contained herein shall require any Bank to exercise any such right or shall affect the right of any Bank to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness of the Borrower.

                  ARTICLE 11 MISCELLANEOUS.

     Section 11.1. Amendments and Waivers. Except as otherwise expressly
                   ----------------------
provided in this Agreement, any provision of this Agreement may be amended or modified only by an instrument in writing signed by the Borrower, the Administrative Agent and the Required Banks, or by the Borrower and the Administrative Agent acting with the consent of the Required Banks, and any provision of this Agreement may be waived by the Required Banks or by the Administrative Agent acting with the consent of the Required Banks; provided
                                                                    --------
that no amendment, modification or waiver shall, unless by an instrument signed by all of the Banks or by the Administrative Agent acting with the consent of all of the Banks: (a) increase or extend the term, or extend the time or waive any requirement for the reduction or termination, of the Commitments, (b) extend the date fixed for the payment of principal of or interest on any Loan or any fee payable hereunder, (c) reduce the amount of any payment of principal thereof or the rate at which interest is payable thereon or any fee payable hereunder,
(d) alter the terms of Section 10.16, Section 10.17, this Section 11.1 or the first sentence of Section 11.5(a), (e) amend the definition of the term "Required Banks" or (f) waive any of the conditions precedent set forth in
Article 4 hereof and provided, further, that any amendment of Article 10 hereof
                     --------  -------
or any amendment which increases the obligations of the Administrative Agent hereunder shall require the consent of the Administrative Agent. No failure on the part of the Administrative Agent or any Bank to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof or preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

     Section 11.2. Usury. Anything herein to the contrary notwithstanding, the
                   -----
obligations of the Borrower under this Agreement and the Notes shall be subject to the limitation that payments of interest shall not be required to the extent that receipt thereof would be contrary to provisions of law applicable to a Bank limiting rates of interest which may be charged or collected by such Bank.

     Section 11.3. Expenses; Taxes.
                   ---------------

     (a) The Borrower hereby agrees to pay or cause to be paid and to save the Administrative Agent harmless against liability for the payment of all reasonable out-of-pocket costs and expenses (including but not limited to reasonable fees and expenses of counsel, auditors, consulting engineers, appraisers, and all other reasonable professional, accounting, evaluation and consulting costs) incurred by the Administrative Agent from time to time arising from or relating to (i) the negotiation, preparation, execution, delivery, administration and performance of this Agreement and the other Facility Documents or (ii) any requested amendments, modifications, supplements, waivers or consents (whether or not ultimately entered into or granted) to this Agreement or any other Facility Document. The Borrower further agrees to pay or cause to be paid to save the Administrative Agent and each Bank harmless against liability for the payment of all reasonable out-ofpocket costs and expenses (including but not limited to reasonable fees and expenses of counsel, auditors, consulting engineers, appraisers, and all other reasonable professional, accounting, evaluation and consulting costs) incurred by the Administrative Agent or any of the Banks from time to time arising from or relating to the enforcement, defense or preservation of rights under this Agreement or any other Facility Document (including, without limitation, to any such costs or expenses arising from or relating to (i) collection or enforcement of an outstanding Loan or any other amount owing hereunder or thereunder by the Administrative Agent or any Bank, and (ii) any litigation, proceeding, dispute, workout, restructuring or rescheduling related in any way to this Agreement or the other Facility Documents).

     (b) The Borrower hereby agrees to pay all stamp, document, transfer, recording, filing, registration, search, sales and excise fees and taxes and all similar impositions now or hereafter reasonably determined by the Administrative Agent to be payable in connection with this Agreement or any other Facility Document or any other documents, instruments or transactions pursuant to or in connection therewith or herewith, and Borrower agrees to save the Administrative Agent and each Bank harmless from and against any and all present or future claims, liabilities or losses with respect to or resulting from any omission to pay or delay in paying such fees, taxes or impositions.

     Section 11.4. Survival. All representations and warranties of the Borrower
                   --------
contained herein or in any other Facility Document or made in connection herewith or therewith shall survive the making of, and shall not be waived by, the execution and delivery of this Agreement and the other Facility Documents, any investigation by or knowledge of the Administrative Agent or any Bank, the making of the Loans or any other event or condition whatsoever. All covenants and agreements of the Borrower contained herein or in any other Facility Document shall continue in full force and effect from and after the date hereof so long as the Borrower may borrow hereunder and until repayment in full of the Loans and all obligations of the Borrower hereunder or any other Facility Document. Without limitation, all obligations of the Borrower hereunder or under any other Facility Document to make payments or indemnify the Administrative Agent or any Bank shall survive the repayment in full of all Loans and all other obligations hereunder or under any other Facility Document, the termination of the Commitments, and all other events and conditions whatsoever. In addition, all obligations of each Bank to make payments to or indemnify the Administrative Agent shall survive the payment in full by the

Borrower of all Loans and other obligations hereunder or under any other Facility Document, the termination of the Commitments, and all other events and conditions whatsoever.

     Section 11.5. Assignment; Participations.
                   --------------------------

     (a) This Agreement shall be binding upon, and shall inure to the benefit of, the Borrower, the Administrative Agent, the Banks and their respective successors and assigns, except that the Borrower may not assign or transfer its rights or obligations hereunder without the consent of all of the Banks. Each Bank may assign or sell participations in all or any part of any Loan or Commitment to another bank or other entity, in which event (i) in the case of an assignment, upon notice thereof by the Bank to the Borrower with a copy to the Administrative Agent, the assignee shall have, to the extent of such assignment (unless otherwise provided therein), the same rights, benefits and obligations as it would have if it were a Bank hereunder; and (ii) in the case of a participation, the participant shall have no rights under the Facility Documents and all amounts payable by the Borrower under Article 3 shall be determined as if such Bank had not sold such partic ipation. Any assignment pursuant to this
Section 11.5 shall be in an amount not less than $10,000,000, shall leave any assigning Bank that remains a "Bank" hereunder with a Commitment of at least $5,000,000 and, if no Default or Event of Default has occurred and is continuing, shall be subject to the prior consent of the Borrower (which shall not be unreasonably withheld), except that (i) no such minimum amount will be required to be transferred or retained and no such prior consent will be required if such assignment is necessary for regulatory purposes and (ii) no such minimum amount will be required to be transferred and no such prior consent will be required if the transferee is already a "Bank" or an affiliate of a "Bank" hereunder. The agreement executed by any Bank in favor of a participant shall not give the participant the right to require such Bank to take or omit to take any action hereunder except action directly relating to (i) the extension of a payment date (including the Termination Date) with respect to any portion of the principal of or interest on any amount outstanding hereunder allocated to such participant, (ii) the reduction of the principal amount outstanding hereunder or (iii) the reduction of the rate of interest payable on such amount or any amount of fees payable hereunder to a rate or amount, as the case may be, below that which the participant is entitled to receive under its agreement with such Bank. Such Bank may furnish any information concerning the Borrower in the possession of such Bank from time to time to assignees and participants (including prospective assignees and participants); provided that such Bank shall require any such prospective assignee or such participant (prospective or otherwise) to agree in writing to maintain the confidentiality of such information. In connection with any assignment pursuant to this paragraph (a), the assigning Bank shall pay the Administrative Agent an administrative fee for processing such assignment in the amount of $2,500.

     (b) In addition to the assignments and participations permitted under paragraph (a) above, any Bank may assign and pledge, without meeting any of the requirements of paragraph (a) above, all or any portion of its Loans and Note to
(i) any affiliate of such Bank or (ii) any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any Operating Circular issued by such Federal Reserve Bank. No such assignment shall release the assigning Bank from its obligations hereunder.

     Section 11.6. Notices. Unless the party to be notified otherwise notifies
                   -------
the other party in writing as provided in this Section, and except as otherwise provided in this Agreement, notices shall be delivered in person or sent by overnight courier, facsimile, ordinary mail, cable or telex addressed to such party at its "Address for Notices" on the signature page of this Agreement. Notices pertaining to Sections 2.4 and 2.8 may be made by telephone and shall be confirmed in writing via telex or facsimile not later than 5 p.m. on the day such notice is given. Notices shall be effective: (a) on the day on which delivered to such party in person, (b) on the first Banking Day after the day on which sent to such party by overnight courier, (c) if given by mail, 48 hours after deposit in the mails with first-class postage prepaid, addressed as aforesaid, and (d) if given by facsimile, cable or telex, when the facsimile, cable or telex is transmitted to the facsimile, cable or telex number as aforesaid; provided that notices to the Administrative Agent and the Banks shall be effective upon receipt.

     Section 11.7. Setoff. The Borrower agrees that, in addition to (and without
                   ------
limitation of) any right of setoff, banker's lien or counterclaim a Bank may otherwise have, upon the occurrence of any Event of Default, each Bank shall be entitled, at its option, to offset balances (general or special, time or demand, provisional or final) held by it for the account of the Borrower at any of such Bank's offices, in Dollars or in any other currency, against any amount payable by the Borrower to such Bank under this Agreement or such Bank's Notes which is not paid when due (regardless of whether such balances are then due to the Borrower), in which case it shall promptly notify the Borrower and the Administrative Agent thereof; provided that such Bank's failure to give such notice shall not affect the validity thereof. Payments by the Borrower hereunder shall be made without setoff or counterclaim.

     Section 11.8. Indemnification; Exoneration. In consideration of the
                   ----------------------------
execution and delivery of this Agreement by the Administrative Agent and the Banks, the Borrower will defend, indemnify, exonerate and hold harmless each Bank, the Administrative Agent and their affiliates and each of their respective officers, directors, stockholders, affiliates, trustees, employee and agents, and each other Person, if any, controlling such Bank or any of its affiliates (herein collectively called the "Indemnitees") from and against any and all actions, causes of action, suits, losses, liabilities and damages, and expenses in connection therewith, including without limitation reasonable counsel fees and disbursements incurred in the investigation and defense of claims and actions (herein collectively called the "Indemnified Liabilities"), incurred by the Indemnitees or any of them as a result of, or arising out of or relating to the execution, delivery, performance or enforcement of this Agreement, the Notes, or any other Facility Document, or any instrument or document contemplated hereby or thereby by any of the Indemnitees, or by any act, event or transaction related or attendant thereto or contemplated hereby or thereby, or any action or inaction by any Indemnitee under or in connection therewith, or the falseness of any representation or warranty made by or on behalf of the Borrower, except for any Indemnified Liabilities that are finally judicially determined to have resulted from the any Indemnitee's gross negligence or willful misconduct, and if and to the extent that the foregoing may be unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities that is permissible under applicable law. The obligations of the Borrower under this Section 11.8 shall be in addition to any liability that the Borrower may otherwise have and shall survive the payment or prepayment in full or transfer of any Note, the termination of the Bank's obligations hereunder and the enforcement of any provision hereof or thereof.

                     SECTION 11.9. JURISDICTION; IMMUNITIES.
                     --------------------------------------

     (a) THE BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW
     --------------------------------------------------------------------------
YORK STATE OR UNITED STATES FEDERAL COURT SITTING IN NEW YORK COUNTY, NEW YORK
- ------------------------------------------------------------------------------
OVER ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR
- -----------------------------------------------------------------------------
THE NOTES, AND THE BORROWER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT
- --------------------------------------------------------------------------------
OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE
- -------------------------------------------------------------------------------
OR FEDERAL COURT. THE BORROWER IRREVOCABLY CONSENTS TO THE SERVICE OF ANY AND
- -----------------------------------------------------------------------------
ALL PROCESS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES OF SUCH
- -----------------------------------------------------------------------------
PROCESS TO THE BORROWER AT ITS ADDRESS SPECIFIED IN SECTION 11.6. THE BORROWER
- ------------------------------------------------------------------------------
AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE
- ----------------------------------------------------------------------
CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR
- --------------------------------------------------------------------------------
IN ANY OTHER MANNER PROVIDED BY LAW. THE BORROWER FURTHER WAIVES ANY OBJECTION
- ------------------------------------------------------------------------------
TO VENUE IN SUCH STATE AND ANY OBJECTION TO AN ACTION OR PROCEEDING IN SUCH
- ---------------------------------------------------------------------------
STATE ON THE BASIS OF FORUM NON CONVENIENS. THE BORROWER FURTHER AGREES THAT ANY
- --------------------------------------------------------------------------------
ACTION OR PROCEEDING BROUGHT AGAINST THE ADMINISTRATIVE AGENT SHALL BE BROUGHT
- ------------------------------------------------------------------------------
ONLY IN NEW YORK STATE OR UNITED STATES FEDERAL COURT SITTING IN NEW YORK
- -------------------------------------------------------------------------
COUNTY, NEW YORK. THE BORROWER, THE ADMINISTRATIVE AGENT AND EACH BANK EACH
- ---------------------------------------------------------------------------
WAIVES ANY RIGHT IT MAY HAVE TO JURY TRIAL.
- --------------------------------------------

     (b) Nothing in this Section 11.9 shall affect the right of the Administrative Agent or any Bank to serve legal process in any other manner permitted by law or affect the right of the Administrative Agent or any Bank to bring any action or proceeding against the Borrower or its property in the courts of any other jurisdictions.

     (c) To the extent that the Borrower has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether from service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, the Borrower hereby irrevocably waives such immunity in respect of its obligations under this Agreement and the Notes.

     Section 11.10. Table of Contents; Headings. Any table of contents and the
                             ------------------
headings and captions hereunder are for convenience only and shall not affect the interpretation or construction of this Agreement.

     Section 11.11. Severability. The provisions of this Agreement are intended
                    ------------
to be severable. If for any reason any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

     Section 11.12. Counterparts. This Agreement may be executed in any number
                    ------------
of counterparts, all of which taken together shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing any such counterpart.

     Section 11.13. Integration. The Facility Documents set forth the entire
                    -----------
agreement among the parties hereto relating to the transactions contemplated thereby and supersede any prior oral or written statements or agreements with respect to such transactions.

     SECTION 11.14. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND
     ----------------------------------------------------------------------
INTERPRETED AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK
- ------------------------------------------------------------------------------
WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF.
- ------------------------------------------------------------------

     Section 11.15. Confidentiality. Each Bank and the Administrative Agent
                    ---------------
agrees (on behalf of itself and each of its affiliates, directors, officers, employees and representatives) to use its best efforts to keep confidential, in accordance with safe and sound banking practices, any non-public information supplied to it by the Borrower pursuant to this Agreement, provided that nothing herein shall limit the disclosure of any such information (i) to the extent required by statute, rule, regulation or judicial process, (ii) to counsel for any of the Banks or the Administrative Agent, (iii) to bank examiners, auditors or accountants, (iv) in connection with any litigation concerning the Borrower to which any one or more of the Banks is a party or (v) to any assignee or participant (or prospective assignee or participant) so long as such assignee or participant (or prospective assignee or participant) first executes and delivers to the respective Bank a Confidentiality Agreement in substantially the form of Exhibit G hereto; and provided, further, that in no event shall any Bank or the
              --------  -------
Administrative Agent be obligated or required to return any materials furnished by the Borrower, unless reasonably requested to do so in writing by the Borrower.

     Section 11.16. Treatment of Certain Information. The Borrower (a)
                    --------------------------------
acknowledges that services may be offered or provided to it (in connection with this Agreement or other wise) by each Bank or by one or more of their respective sub sidiaries or affiliates and (b) acknowledges that information delivered to each Bank by the Borrower may be provided to each such subsidiary and affiliate.

     Section 11.17. Changes in Accounting Principles.
                    --------------------------------
     (a) If any changes in accounting principles from those used in the preparation of the financial statements referred to in Section 5.5 are hereafter occasioned by the promulgation of rules, regulations, pronouncements, or opinions of, or required by, the Financial Accounting Standards Review Board of the American Institute of Certified Public Accountants (or successors thereto or agencies with similar functions), or there shall occur any change in the Borrower's or any Subsidiary's fiscal or tax years and, as a result of any such changes, there shall result a change in the method of calculating any of the financial covenants, negative covenants, standards, or other terms or conditions found in this Agreement or any other Facility Document, or

     (b) If the Borrower, for reasonable business purposes, shall desire to change such accounting principles or the application thereof (which change shall be consistent with accounting principles then in effect pursuant to rules, regulations, pronouncements, or opinions or the Financial Accounting Standards Review Board of the American Institute of Certified Public Accountants) and such desired change would result in a change in the method of calculating any of the financial covenants, negative covenants or other terms and conditions found in this Agreement or any other Facility Document, then the parties hereto agree to enter into negotiations in order to amend such provisions and the definition of GAAP set forth in Section 1.1 so as to reflect equitably such changes with the desired result that the criteria for evaluating the financial condition and performance of the Borrower and its Subsidiaries shall be the same after such changes as if such changes had not been made.

     Section 11.18. Independence of Covenants. All covenants hereunder shall be
                    -------------------------
given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default or Event of Default if such action is taken or condition exists.

     Section 11.19. Time of the Essence. Time and punctuality shall be of the
                    -------------------
essence with respect to this instrument, but no delay or failure of the Administrative Agent or any Bank to enforce any of the provisions herein contained and no conduct or statement of the Administrative Agent or any Bank shall waive or affect any of the Administrative Agent's or any Bank's rights hereunder.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.


                                 CUC INTERNATIONAL INC.



                                 By /s/ E. Kirk Shelton
                                    -------------------------
                                        E. Kirk Shelton
                                        President and Chief Operating Officer


                                    Address for Notices:


                                    707 Summer Street Stamford,
                                    Connecticut 06901 Facsimile
                                    No.: (203) 348-4528

                                    CO-AGENTS:
                                    ---------

                                    THE CHASE MANHATTAN BANK, N.A.


                                    By
                                       ---------------------------
                                       Susan Timmerman
                                       Vice President

                                    Address for Notices:

                                    999 Broad Street, 2nd Floor
                                    Bridgeport, Connecticut 06604
                                    Facsimile No.: (203) 382-6573

                                    BANK OF MONTREAL


                                    By /s/ Brian L. Banke
                                       -------------------
                                       Name:  Brian L. Banke
                                       Title: Director

                                    Address for Notices:

                                    430 Park Avenue
                                    New York, New York  10022
                                    Facsimile No.: (212) 605 1454


                                    MORGAN GUARANTY TRUST COMPANY
                                    OF NEW YORK


                                    By
                                       -------------------
                                       Name:
                                       Title:

                                    Address for Notices:

                                   ----------------------------

                                   ----------------------------

                                   ----------------------------

                                   Facsimile No.:
                                                  -------------

                                    THE SAKURA BANK, LIMITED

                                    By /s/ Masahiro Nakajo
                                       -----------------------
                                       Name:  Masahiro Nakajo
                                       Title: Senior Vice President & Manager
                                    Address for Notices:

                                    The Sakura Bank, Limited
                                    277 Park Avenue
                                    New York, New York  10172
                                    Facsimile No.: (212) 888-7651


                                    ADMINISTRATIVE AGENT:
                                    ---------------------

                                    THE CHASE MANHATTAN BANK, N.A.


                                    By /s/ Susan Timmerman
                                       -------------------
                                       Susan Timmerman
                                       Vice President

                                    Address for Notices:

                                    999 Broad Street, 2nd Floor
                                    Bridgeport, Connecticut  06604
                                    Facsimile No.: (203) 382-6573

                                    BANKS:
                                    ------
                                    THE CHASE MANHATTAN BANK, N.A.


                                    By /s/ Susan Timmerman
                                       -------------------
                                       Susan Timmerman
                                       Vice President

                                   Address for Notices:

                                   999 Broad Street, 2nd Floor
                                   Bridgeport, Connecticut  06604
                                   Facsimile No.: (203) 382-6573


                                   BANK OF MONTREAL


                                   By
                                      -----------------------
                                      Name:
                                      Title:

                                   Address for Notices:

                                   ----------------------------

                                   ----------------------------

                                   ----------------------------

                                   Facsimile No.:
                                                  -------------

                                   MORGAN GUARANTY TRUST COMPANY
                                   OF NEW YORK
                                   By /s/ Eugenia Wilds
                                      -------------------------
                                      Name:  Eugenia Wilds
                                      Title: Vice President

                                   Address for Notices:

                                   ----------------------------

                                   ----------------------------

                                   ----------------------------

                                   Facsimile No.:
                                                  -------------
                                   THE SAKURA BANK, LIMITED
                                   By
                                      -----------------------
                                      Name:
                                      Title:

                                   Address for Notices:

                                   ----------------------------

                                   ----------------------------

                                   ----------------------------

                                   Facsimile No.:
                                                  -------------

                                      ABN AMRO BANK N.V.
                                      NEW YORK BRANCH


                                      By /s/ Frances O. Logan
                                         -------------------------------
                                         Name:Frances O. Logan
                                         Title: Vice President

                                      By /s/ Thomas T. Rogers
                                         -------------------------------
                                         Name:Thomas T. Rogers
                                         Title: Assistant Vice President

                                      Address for Notices:

                                      500 Park Avenue
                                      New York, New York  10022
                                      Facsimile No.: (212) 446-4203


                                      THE BANK OF NEW YORK


                                   By
                                      -----------------------
                                      Name:
                                      Title:

                                   Address for Notices:

                                   ----------------------------

                                   ----------------------------

                                   ----------------------------

                                   Facsimile No.:
                                                  -------------

                                   FIRST AMERICAN NATIONAL BANK

                                   By
                                      -----------------------
                                      Name:
                                      Title:

                                   Address for Notices:

                                   ----------------------------

                                   ----------------------------

                                   ----------------------------

                                   Facsimile No.:
                                                  -------------



                                   FIRST UNION NATIONAL BANK


                                   By /s/ Susan E. Scott
                                      ---------------------------
                                      Name:  Susan E. Scott
                                      Title: Senior Vice President

                                   Address for Notices:

                                      Att: Mark P. Smith
                                      First Union National Bank
                                      550 Broad Street NJ1535
                                      Newark, NJ 07102
                                      Facsimile No.: (201) 565-5808

                                  FLEET NATIONAL BANK OF
                                  CONNECTICUT


                                  By /s/ Jane C. Lee
                                     -------------------------
                                     Name: Jane C. Lee
                                     Title: Vice President

                                  Address for Notices:

                                 One Landmark Square, 12th Floor
                                 Stamford, CT
                                 06904-1454
                                 Facsimile No.: (203) 358-6111


                                 THE INDUSTRIAL BANK OF JAPAN
                                 TRUST COMPANY

                                 By
                                     -----------------------
                                     Name:
                                     Title:

                                   Address for Notices:

                                   ----------------------------

                                   ----------------------------

                                   ----------------------------

                                   Facsimile No.:
                                                  -------------

MELLON BANK, N.A.


                                   By /s/ David N. Smith
                                      -------------------------
                                      Name:   David N. Smith
                                      Title:  Vice President

                                   Address for Notices:

                                   65 East 55th Street, 15th Floor
                                   New York, New York 10022
                                   Facsimile No.: 212-702-5269


                                   THE MITSUBISHI BANK, LIMITED


                                   By /s/ David A. Kelson
                                      -----------------------
                                      Name:   David A. Kelson
                                      Title:  Vice President

                                   By
                                      -----------------------
                                      Name:
                                      Title:

                                   Address for Notices:

                                   ----------------------------

                                   ----------------------------

                                   ----------------------------

                                   Facsimile No.:
                                                  -------------

                                   ROYAL BANK OF CANADA


                                   By /s/ Sheryl L. Greenberg
                                      --------------------------
                                      Name:  Sheryl L. Greenberg
                                      Title: Manager

                                   Address for Notices:

                                   Royal Bank of Canada
                                   Financial Square, 23rd Flr.
                                   New York, N.Y.  10005-3531
                                   Facsimile No.: (212) 428-2372

                                   THE SANWA BANK, LTD.

                                   By
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                                      Name:
                                      Title:

                                   Address for Notices:

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                                   THE SUMITOMO BANK, LIMITED,
                                   NEW YORK BRANCH


                                   By /s/ Yoshinori Kawamura
                                      Name:  Yoshinori Kawamura
                                      Title: Joint General Manager

                                   Address for Notices:
                                      277 Park Avenue, 6th Floor
                                      New York, NY  10172
                                      Attention:  Jeff Toner
                                      Facsimile No.: (212) 224-5188


                                   THE FUJI BANK, LIMITED
                                   NEW YORK BRANCH


                                   By
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                                      Name:
                                      Title:

                                   Address for Notices:

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